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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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Wyndham Destinations, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2019 ANNUAL MEETING
OF SHAREHOLDERS AND
PROXY STATEMENT

Wyndham Destinations, Inc.
6277 Sea Harbor Drive
Orlando, FL 32821

April 4, 2019

Dear Fellow Shareholders:

Our Board of Directors thanks you for the trust you have placed in us to act as stewards of your company. We are honored to lead a company that is committed to serving your best interests.
Our Board is made up of diverse, talented and committed individuals who bring both organizational knowledge and a broad range of perspectives and experiences. Upon consummation of the spin-off of our hotel business, we retained several members of the former Wyndham Worldwide board who bring extensive industry experience and invaluable guidance to our leadership team. Our CEO Michael D. Brown, Denny Marie Post and Ronald L. Rickles joined the Board. Ms. Post currently serves as the Chief Executive Officer of Red Robin. Mr. Rickles has over 30 years of senior finance and audit experience with Deloitte & Touche. Our Board is strong and is committed to delivering exceptional shareholder value to you.
UNLOCKING SHAREHOLDER VALUE
Last year was an extraordinary year for our company. At this time in 2018, we had announced plans to spin off the Wyndham Hotel Group into an independent public company. We completed the spin-off on May 31, 2018, thereby creating the world’s largest, publicly-traded company focused exclusively on vacation ownership and exchange. We are proud to say that in less than one year we have accomplished our strategic objectives, executed our plans without interruption, and are poised to deliver strong value to our shareholders.
DELIVERING CONTINUED GROWTH
Since completion of our spin-off, we have continued our strong track record of growth. In 2018, net revenues increased 3% to $3.9 billion. Due in large part to favorable tax adjustments in 2017, income from continuing operations in 2018 decreased 59% to $266 million and diluted EPS from continuing operations decreased 57% to $2.68. However, the Company delivered continued growth in overall net revenues, vacation ownership sales, and further adjusted EBITDA.*
The Company remains the leader in both vacation ownership and vacation exchange with $2.3 billion in gross vacation ownership interest (VOI) sales* and nearly $1 billion in exchange and rentals revenues. We delivered a 6% increase in gross VOI sales through a 2% increase in volume per guest (VPG) and a 4% increase in tours. In 2018, we delivered further adjusted EBITDA* of $957 million, an increase of 5% from the prior year. We reported further adjusted diluted earnings per share*of $4.84, which represented an increase of 13% from 2017.
Since the spin-off of Wyndham Hotels, we repurchased $221 million of stock through the end of 2018, which represented 5% of the shares that were outstanding as of June 1, 2018, the first day of trading post spin-off. Following the spin-off in 2018, we also returned $124 million in the form of dividends.

_____________
* Please see appendices to the proxy statement for cautionary language regarding forward-looking statements and reconciliation of our non-GAAP financial measures.

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CREATING A NEW INDUSTRY LEADER
The creation of Wyndham Destinations, Inc. launched an exciting new brand into the hospitality industry. Our mission is to put the world on vacation. Our 25,000 associates around the world have refocused around four Strategic Pillars:

•	Customer Obsession

•	Best in Class Sales and Marketing

•	Leading Brands and Offerings; and

•	Operating Excellence.
These four Strategic Pillars affirm our customer dominant focus, while also reflecting our relentless drive for superior sales and marketing, exceptional brands and products, and a commitment to operate all areas of the business with excellence.
INVESTING IN GROWTH
The spin-off allows Wyndham Destinations, Inc. to focus on our vacation ownership and exchange businesses. While we continue to retain an important partnership with the hotel business through our “Blue Thread” initiatives with the Wyndham Rewards program, we now focus our efforts and capital investments in areas that will deliver future growth for our shareholders and a better experience for our customers.
We have responded to our owners’ and market sentiment by opening new vacation club resorts in burgeoning regions and cities where we have opportunities to grow our owner base. In 2018, we opened new sales offices and new or expanded resort destinations in Austin, Texas, South Myrtle Beach, South Carolina and St. George, Utah. We also announced proposed new or expanded locations in Moab, Utah, Nashville, Tennessee, Portland, Oregon and Scottsdale, Arizona.
In addition, we are investing in next-generation digital platforms to provide enhanced connectivity to our current and future owners. These investments in new technology will allow us to increase sales and owner satisfaction by allowing owners to seamlessly engage with our sales teams and manage their vacation experiences.
DELIVERING RESULTS
Our 2018 performance continued to be recognized in the business world. The Wall Street Journal named us to its list of Top 250 managed companies who excel at serving their workers, customers and shareholders, based on a ranking by the Drucker Institute. In addition, Forbes magazine named us among the “Best Employers for New Grads” and “Best Employers for Diversity.”
Our business is about people. Our mission is achieved when our current and future owners, exchange members and rental guests are having the greatest vacation experiences of their lives in our amazing destinations around the world. Our 25,000 associates dedicate themselves every day to helping put the world on vacation. We recognize their tireless commitment and strive to provide a productive and diverse work environment which encourages excellence.
We appreciate the opportunity to provide you with our 2018 highlights and encourage you to read the proxy statement carefully for more information. You are cordially invited to attend the 2019 Annual Meeting of Shareholders to be held on Thursday, May 16, 2019. The meeting will start at 11:30 a.m. local time at the Wyndham Destinations offices located at 6277 Sea Harbor Drive in Orlando, Florida. Your vote is very important. Whether or not you plan to attend the 2019 Annual Meeting, please cast your vote as soon as possible. We look forward to continuing our dialogue in the future and we, along with our outstanding executive team and 25,000 associates worldwide, remain committed to creating even greater shareholder value for you.
Sincerely,

Stephen P. Holmes
Non-Executive Chairman of the Board

Michael D. Brown
President and Chief Executive Officer

3

WYNDHAM DESTINATIONS, INC.
NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

April 4, 2019

Date:	Thursday, May 16, 2019
Time:	11:30 a.m. Eastern Daylight Time
Place:	Wyndham Destinations, Inc. 6277 Sea Harbor Drive Orlando, Florida 32821

Purposes of the meeting:

•	to elect eight Directors for a term expiring at the 2020 annual meeting.

•	to vote on a non-binding, advisory resolution to approve executive compensation.

•	to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2019.

•	to vote on a proposal to approve the Wyndham Destinations, Inc. 2018 Employee Stock Purchase Plan.

•	to vote on a shareholder proposal regarding political contributions disclosure if properly presented at the meeting.

•	to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

The matters specified for voting above are more fully described in the attached proxy statement. Only our shareholders of record at the close of business on March 22, 2019 will be entitled to notice of and to vote at the meeting and any adjournments or postponements for which no new record date is set.

Who may attend the meeting:

Only shareholders, persons holding proxies from shareholders, invited representatives of the media and financial community and other guests of Wyndham Destinations, Inc. may attend the meeting.

What to bring:

All persons attending the meeting must bring photo identification such as a valid driver’s license or passport for purposes of personal identification and proof of ownership of your shares.

If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

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Record Date:

March 22, 2019 is the record date for the meeting. This means that owners of Wyndham Destinations common stock at the close of business on that date are entitled to:

•	receive notice of the meeting and

•	vote at the meeting and any adjournment or postponement of the meeting for which no new record date is set.

Information About the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to all of our shareholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 4, 2019, we will begin mailing a Notice to all shareholders as of March 22, 2019, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Householding Information:

We have adopted a procedure approved by the Securities and Exchange Commission called householding. Under this procedure, shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.

If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders may request information about householding from their banks, brokers or other holders of record.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares are represented, even if you plan to attend the annual meeting. You may vote by Internet, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or in person at the annual meeting.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be delivered in person at the annual meeting by 11:59 p.m. Eastern Daylight Time on Wednesday, May 15, 2019.

By order of the Board of Directors,
James Savina
Corporate Secretary

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WYNDHAM DESTINATIONS, INC.

PROXY STATEMENT

The enclosed proxy materials are provided to you at the request of the Board of Directors of Wyndham Destinations, Inc. (Board) to encourage you to vote your shares at our 2019 annual meeting of shareholders. This proxy statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares. References in this proxy statement to “we,” “us,” “our,” the “Company” and “Wyndham Destinations” refer to Wyndham Destinations, Inc. and our consolidated subsidiaries.

Our Board made these materials available to you over the Internet or, upon your request, mailed you printed versions of these materials in connection with our 2019 annual meeting. We will mail a Notice of Internet Availability of Proxy Materials (Notice) to our shareholders beginning on or about April 4, 2019 and will post our proxy materials on the website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2019 annual meeting. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the annual meeting.

WYNDHAM WORLDWIDE SPIN-OFF

In May 2018, Wyndham Worldwide Corporation (Wyndham Worldwide), as we were formerly known, completed the spin-off of its Hotel Group business, which became a new, publicly-traded hotel franchising and hotel management company, Wyndham Hotels & Resorts, Inc. (Wyndham Hotels).

Our Vacation Ownership business combined with our Destination Network business has been renamed Wyndham Destinations, Inc. and our common stock began to trade on the New York Stock Exchange under the symbol “WYND.” The transaction was effected through a pro-rata distribution of Wyndham Hotels’ common stock to Wyndham Worldwide shareholders on May 31, 2018. The spin-off resulted in two separate, publicly-traded companies, each with increased strategic flexibility and enhanced ability to focus on its core business and growth opportunities, facilitate capital raising and respond to developments in each respective market.

In connection with the spin-off, there were certain changes in our leadership. Stephen P. Holmes, our former Chief Executive Officer (CEO), resigned from that position and became the Non-Executive Chairman of our Board. Effective upon the completion of the spin-off, Michael D. Brown, the former President and CEO of our Vacation Ownership business, was appointed as our President and CEO and as a member of our Board. In addition, Myra J. Biblowit, The Right Honourable Brian Mulroney and Pauline D.E. Richards resigned from our Board effective upon the completion of the spin-off and joined the board of directors of Wyndham Hotels. Louise F. Brady, James E. Buckman, George Herrera and Michael H. Wargotz remain on our Board, with the addition of our two new Directors, Denny Marie Post and Ronald L. Rickles, who joined our Board upon the completion of the spin-off.

Our corporate governance and compensation programs, including certain changes in connection with the spin-off, are discussed in greater detail in this proxy statement.

FREQUENTLY ASKED QUESTIONS

When and where will the annual meeting be held?

The annual meeting will be held on Thursday, May 16, 2019 at 11:30 a.m. Eastern Daylight Time at Wyndham Destinations, Inc., 6277 Sea Harbor Drive, Orlando, Florida 32821.

What am I being asked to vote on at the meeting?

You are being asked to vote on the following:

•	the election of eight Directors for a one-year term.

•	a non-binding, advisory resolution to approve our executive compensation program.

•	the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2019.

•	the approval of the Wyndham Destinations, Inc. 2018 Employee Stock Purchase Plan.

•	a shareholder proposal regarding political contributions disclosure if properly presented at the meeting.

•	to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matters are properly presented for a vote the individuals named as proxies will have discretionary authority to the extent permitted by law to vote on such matters according to their best judgment.

Who may vote and how many votes does a shareholder have?

All holders of record of our common stock as of the close of business on March 22, 2019 (record date) are entitled to vote at the meeting. Each shareholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 93,702,201 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.

How many votes must be present to hold the meeting?

The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting, or 46,851,101 shares, must be present in person or by proxy at the meeting in order to constitute the quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the meeting.

A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

How do I vote?

Even if you plan to attend the meeting you are encouraged to vote by proxy.

If you are a shareholder of record, also known as a registered shareholder, you may vote in one of the following ways:

•	by telephone by calling the toll-free number (800) 690-6903 (have your Notice or proxy card in hand when you call);

•	by Internet at http://www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

•	if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

•	in person at the annual meeting (please see below under “How do I attend the meeting?”).

If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote in person at the annual meeting – please see below under “How do I attend the meeting?”

When you vote by proxy your shares will be voted according to your instructions. If you sign your proxy card or vote by Internet or by telephone but do not specify how you want your shares to be voted they will be voted as the Board recommends.

What if I am a participant in the Wyndham Destinations, Inc. Employee Savings Plan?

For participants in the Wyndham Destinations, Inc. Employee Savings Plan with shares of our common stock credited to their accounts, voting instructions for the trustees of the plan are also being solicited through this proxy statement. In accordance with the provisions of the plan the trustee will vote shares of our common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustee on how to vote the shares of our common stock credited to your account, the trustee will vote those shares in the same proportion to the shares for which instructions are received.

How does the Board recommend that I vote?

The Board recommends the following votes:

•	FOR the election of each of the Director nominees.

•	FOR the non-binding, advisory resolution to approve our executive compensation program.

•	FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2019.

•	FOR the approval of the Wyndham Destinations, Inc. 2018 Employee Stock Purchase Plan.

•	AGAINST the shareholder proposal regarding political contributions disclosure.

How many votes are required to approve each proposal?

In the election of Directors the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. This means the Director nominees receiving the greatest number of votes will be elected and abstentions and broker non-votes will have no effect on the outcome of the vote. However, as further described under “Election of Directors”, under the Board’s Corporate Governance Guidelines any nominee for Director who receives a greater number of votes withheld than votes for election is required to tender his or her resignation for consideration by the Corporate Governance Committee.

For all other proposals, the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a vote against any of these proposals. Broker non-votes will have no effect on the outcome of these proposals.

If your shares are registered in the name of a bank, broker or other financial institution and you do not give your broker or other nominee specific voting instructions for your shares, under rules of the New York Stock Exchange, your record holder has discretion to vote your shares on the ratification of auditor proposal but does not have discretion to vote your shares on any of the other proposals. Your broker, bank or other financial institution will not be permitted to vote on your behalf on the election of Director nominees, the non-binding, advisory vote on executive compensation, the approval of the 2018 Employee Stock Purchase Plan or the shareholder proposal regarding political contributions disclosure unless you provide specific instructions before the date of the annual meeting by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet.

How do I attend the meeting?

You must bring with you a photo identification such as a valid driver’s license or passport for personal identification and proof of ownership of your shares. If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

Can I change or revoke my vote?

You may change or revoke your proxy at any time prior to voting at the meeting by submitting a later dated proxy, by entering new instructions by Internet or telephone, by giving timely written notice of such change or revocation to the Corporate Secretary or by attending the meeting and voting in person and requesting that your prior proxy not be used.

How are proxies solicited?

We retained Georgeson to advise and assist us in soliciting proxies at a cost of $8,500 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, telephone or other electronic means for no additional compensation. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

How do I make a shareholder proposal for the 2020 meeting?

Shareholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2020 annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act). To be eligible for inclusion in next year’s proxy statement, shareholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on December 6, 2019.

In general, any shareholder proposal to be considered at next year’s annual meeting but not included in the proxy statement must be submitted in accordance with the procedures set forth in our By-Laws. Notice of any such proposal must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 17, 2020 and not later than February 16, 2020. However, if the date of the 2020 annual meeting is not within 30 days before or after May 16, 2020 then a shareholder will be able to submit a proposal for consideration at the annual meeting not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or such notice of the date of such annual meeting was mailed whichever occurs first. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. Any notification to bring any proposal before an annual meeting must comply with the requirements of our By-Laws as to proper form. A shareholder may obtain a copy of our By-Laws on our website, www.wyndhamdestinations.com under the Investors page, which can be reached by clicking on the Governance link followed by the Governance Documents link, or by writing to our Corporate Secretary at Wyndham Destinations, Inc. 6277 Sea Harbor Drive, Orlando, Florida 32821.

Shareholders may also nominate directors for election at an annual meeting. To nominate a Director shareholders must comply with provisions of applicable law and our By-Laws. The Corporate Governance Committee will also consider shareholder recommendations for candidates to the Board sent to the Committee c/o the Corporate Secretary. See below under “Director Nomination Process” for information regarding nomination or recommendation of a Director.

GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of our core values. Our Board is committed to having sound corporate governance principles and practices. Please visit our website at www.wyndhamdestinations.com under the Investors page, which can be reached by clicking on the Investor Relations link followed by the Governance link and looking under Governance Documents for the Board’s Corporate Governance Guidelines and Director Independence Criteria, the Board-approved charters for the Audit, Compensation and Corporate Governance Committees and related information. These guidelines and charters may also be obtained by writing to our Corporate Secretary at Wyndham Destinations, Inc., 6277 Sea Harbor Drive, Orlando, Florida 32821.

Corporate Governance Guidelines

Our Board adopted Corporate Governance Guidelines that along with the charters of the Board Committees, Director Independence Criteria and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the New York Stock Exchange and those contained in the Securities and Exchange Commission (SEC) rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Investors page of our website at www.wyndhamdestinations.com by clicking on the Governance link followed by the Governance Documents link.

Director Independence Criteria

The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria contain independence standards that exceed the independence standards specified in the listing standards of the New York Stock Exchange. The Director Independence Criteria are available on the Investors page of our website at www.wyndhamdestinations.com by clicking on the Governance link followed by the Governance Documents link.

A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:

•
Wyndham Destinations does not currently employ and has not within the last three years employed the Director or any of his or her immediate family members (except in the case of immediate family members, in a non-executive officer capacity).

•
The Director is not currently and has not within the last three years been employed by Wyndham Destinations’ present auditors nor has any of his or her immediate family members been so employed (except in a non-professional capacity not involving Wyndham Destinations business).

•
Neither the Director nor any of his or her immediate family members is or has been within the last three years part of an interlocking directorate in which an executive officer of Wyndham Destinations serves on the compensation or equivalent committee of another company that employs the Director or his or her immediate family member as an executive officer.

•
The Director is not a current employee nor is an immediate family member a current executive officer of a company that has made payments to or received payments from Wyndham Destinations for property or services in an amount in any of the last three fiscal years exceeding the greater of $750,000 or 1% of such other company’s consolidated gross revenues.

•	The Director currently does not have or has not had within the past three years a personal services contract with Wyndham Destinations or its executive officers.

•
The Director has not received and the Director’s immediate family member has not received during any twelve-month period within the last three years more than $100,000 in direct compensation from Wyndham Destinations other than Board fees.

•
The Director is not currently an officer or director of a foundation, university or other non-profit organization to which Wyndham Destinations within the last three years gave directly or indirectly through the provision of services more than the greater of 1% of the consolidated gross revenues of such organization during any single fiscal year or $100,000.

Guidelines for Determining Director Independence

Our Corporate Governance Guidelines and Director Independence Criteria provide for director independence standards that meet or exceed those of the New York Stock Exchange. Our Board is required under New York Stock Exchange rules to affirmatively determine that each independent Director has no material relationship with Wyndham Destinations other than as a Director.

In accordance with these standards and criteria, the Board undertook its annual review of the independence of its Directors. During this review the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and us and our subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Board approval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our independent Directors had or has any relationship with us other than as a Director.

As a result of its review the Board affirmatively determined that the following Directors are independent of us and our management as required by the New York Stock Exchange listing standards and the Director Independence Criteria: Louise F. Brady, James E. Buckman, George Herrera, Denny Marie Post, Ronald L. Rickles and Michael H. Wargotz. All members of the Audit, Compensation and Corporate Governance Committees are independent Directors under the New York Stock Exchange listing standards, SEC rules and the Director Independence Criteria. The Board had also determined that each of The Right Honourable Brian Mulroney, Myra J. Biblowit and Pauline D.E. Richards, who served as Directors for a portion of 2018, was independent under the New York Stock Exchange listing standards, SEC rules and the Director Independence Criteria during the portion of 2018 he or she served as a director of the Company. See above under “Wyndham Worldwide Spin-Off,” for additional information on the departure of each of Mr. Mulroney and Mses. Biblowit and Richards from the Board in connection with the spin-off transaction.

Committees of the Board

The following describes our Board Committees and related matters. The composition of the Committees is provided immediately after.

Audit Committee

Responsibilities include:

•	Appoints our independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and internal control over financial reporting.

•	Pre-approves all services performed by our independent registered public accounting firm.

•	Provides oversight on the external reporting process and the adequacy of our internal controls.

•	Reviews the scope, planning, staffing and budgets of the audit activities of the independent registered public accounting firm and our internal auditors.

•
Reviews services provided by our independent registered public accounting firm and other disclosed relationships as they bear on the independence of our independent registered public accounting firm and provides oversight on hiring policies with respect to employees or former employees of the independent auditor.

•	Maintains procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls and auditing matters.

All members of the Audit Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards. The Board in its business judgment determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board also determined that both Ronald L. Rickles and Michael H. Wargotz are audit committee financial experts within the meaning of applicable SEC rules.

The Audit Committee Charter is available on the Investor Relations page of our website at www.wyndhamdestinations.com by clicking on the Governance link followed by the Governance Documents link.

Audit Committee Report

The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities for the external financial reporting process and the adequacy of Wyndham Destinations’ internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board. The Charter is available on the Investors page of our website at www.wyndhamdestinations.com by clicking on the Governance link followed by the Governance Documents link.

The Audit Committee is comprised of four Directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the SEC. The Audit Committee appoints, compensates and oversees the services performed by Wyndham Destinations’ independent registered public accounting firm. The Audit Committee approves in advance all services to be performed by Wyndham Destinations’ independent registered public accounting firm in accordance with SEC rules and the Audit Committee’s established policy for pre-approval of all audit services and permissible non-audit services, subject to the de minimis exceptions for non-audit services.

Management is responsible for Wyndham Destinations’ financial reporting process including our system of internal controls and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Wyndham Destinations’ internal control over financial reporting. Deloitte & Touche LLP (Deloitte), Wyndham Destinations’ independent registered public accounting firm, is responsible for expressing an opinion on Wyndham Destinations’ consolidated financial statements and the effectiveness of Wyndham Destinations’ internal control over financial reporting. The Audit Committee reviewed and discussed Wyndham Destinations’ 2018 Annual Report on Form 10-K, including the audited consolidated financial statements of Wyndham Destinations for the year ended December 31, 2018, with management and Deloitte. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

The Audit Committee also discussed with Deloitte matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable standards and rules of the PCAOB including those required by Auditing Standard No. 1301, Communications with Audit Committees, and the SEC regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.

The Audit Committee also considered whether the permissible non-audit services provided by Deloitte to Wyndham Destinations are compatible with Deloitte maintaining its independence. The Audit Committee satisfied itself as to the independence of Deloitte.
Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Wyndham Destinations’ Annual Report on Form 10-K for the year ended December 31, 2018.

AUDIT COMMITTEE

Michael H. Wargotz (Chair)
Louise F. Brady
George Herrera
Ronald L. Rickles

Compensation Committee

Responsibilities include:

•	Provides oversight on our executive compensation program consistent with corporate objectives and shareholder interests.

•	Reviews and approves Chief Executive Officer (CEO) and other senior management compensation.

•	Approves grants of long-term incentive awards and our senior executives’ annual incentive compensation under our compensation plans.

•	Reviews and considers the independence of advisers to the Committee.

For additional information regarding the Compensation Committee’s processes and procedures see below under “Executive Compensation – Compensation Discussion and Analysis – Compensation Committee Matters.”

All members of the Compensation Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards.

The Compensation Committee Report is provided below under Executive Compensation. The Compensation Committee Charter is available on the Investor Relations page of our website at www.wyndhamdestinations.com by clicking on the Governance link followed by the Governance Documents link.

Compensation Committee Interlocks and Insider Participation

During 2018, our Compensation Committee consisted of Mr. Mulroney and Mses. Biblowit and Richards and, in connection with the departure of Mr. Mulroney and Mses. Biblowit and Richards from the Board, Ms. Brady, Mr. Buckman, Ms. Post and Mr. Wargotz were appointed to the Compensation Committee on May 31, 2018. There are no compensation committee interlocks between Wyndham Destinations and other entities involving our executive officers and Directors.

Corporate Governance Committee

Responsibilities include:

•	Recommends to the Board nominees for election to the Board.

•	Reviews principles, policies and procedures affecting Directors and the Board’s operation and effectiveness.

•	Provides oversight on the evaluation of the Board and its effectiveness.

•	Reviews and makes recommendations on Director compensation.

All members of the Corporate Governance Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards.

The Corporate Governance Committee Charter is available on the Investor Relations’ page of our website at www.wyndhamdestinations.com by clicking on the Governance link followed by the Governance Documents link.

Executive Committee

The Executive Committee may exercise all of the authority of the Board when the Board is not in session, except that the Executive Committee does not have the authority to take any action which legally or under our internal governance policies may be taken only by the full Board.

Committee Membership

The following chart provides the current committee membership and the number of meetings that each committee held during 2018.

Director	Audit Committee	Compensation Committee	Governance Committee	Executive Committee
Louise F. Brady	M	C
Michael D. Brown				M
James E. Buckman		M		M
George Herrera	M		C
Stephen P. Holmes				C
Denny Marie Post		M	M
Ronald L. Rickles	M		M
Michael H. Wargotz	C	M		M
Number of Meetings in 2018	9	6	4	4
C = Chair
M = Member

The Board held nine meetings during 2018. During the course of 2018, (i) our Audit Committee consisted of Messrs. Wargotz and Herrera and Mses. Brady and Richards and, in connection with the departure of Ms. Richards from the Board, Mr. Rickles was appointed to the Audit Committee on May 31, 2018; (ii) our Compensation Committee consisted of Mr. Mulroney and Mses. Biblowit and Richards and, in connection with the departure of Mr. Mulroney and Mses. Biblowit and Richards from the Board, Ms. Brady, Mr. Buckman, Ms. Post and Mr. Wargotz were appointed to the Compensation Committee on May, 31, 2018; (iii) our Corporate Governance Committee consisted of Messrs. Herrera and Mulroney and Mses. Biblowit and Brady and, in connection with the departure of Mr. Mulroney and Ms. Bilbowit from the Board, Ms. Brady resigned from the Corporate Governance Committee and Ms. Post and Mr. Rickles were appointed to the Corporate Governance Committee on May 31, 2018; and (iv) our Executive Committee consisted of Messrs. Buckman, Holmes and Wargotz and, in connection with the appointment of Mr. Brown to the Board, Mr. Brown was appointed to the Executive Committee on May 31, 2018. Each Director attended at least 75% of the meetings of the Board and the committees of the Board on which the Director served while in office. See above under “Wyndham Worldwide Spin-Off,” for additional information on the departure of each of Mr. Mulroney and Mses. Biblowit and Richards from the Board and the appointment of each of Messrs. Brown and Rickles and Ms. Post to the Board in connection with the spin-off transaction.

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman, Lead Director, CEO and other members of management relative to matters of interest and concern to Wyndham Destinations.

Board Leadership Structure and Lead Director

As discussed above under “Wyndham Worldwide Spin-Off,” newly constituted boards for the Company and Wyndham Hotels were appointed in connection with the spin-off, each comprising certain members of the former Wyndham Worldwide board as well as new appointees.

While the Board has not mandated a particular leadership structure, historically, the positions of Chairman of the Board and CEO were held by the same person. In 2018, as a result of Mr. Holmes’ discussions with the Board about resigning as our CEO in connection with the spin-off and as part of its ongoing review of the Board leadership structure and succession planning process, the Board determined that at this time the positions of Chairman and CEO should be held by separate individuals. In connection with the spin-off, effective as of May 31, 2018, the Board elected Mr. Holmes, who had served as the Chairman and CEO of the Company since July 2006, to the position of Non-Executive Chairman of the Board. At the same time, the Board also appointed Mr. Brown, our new President and CEO, as a member of our Board.

In his new role, Mr. Holmes continues to provide leadership to the Board by, among other things, working with the CEO, the Lead Director, and the Corporate Secretary to set Board calendars, determine agendas for Board meetings, ensure proper flow of information to Board members, facilitate effective operation of the Board and its committees, help promote Board succession planning and the orientation of new Directors, address issues of Director performance, assist in consideration and Board adoption of the Company’s long-term and annual operating plans, and help promote senior management succession planning. Mr. Holmes’

experience as our former CEO and his knowledge and familiarity with our business and industry bring valuable perspective to the Board. In addition, Mr. Brown’s service as a Director promotes strategy development and execution and facilitates information flow between management and the Board, which is also essential to effective governance.

The Board also recognizes the importance of having independent Board leadership and selected James E. Buckman, an independent Director who serves as a member of the Executive Committee, to serve as the Board’s Lead Director. The Lead Director serves as a key advisor to our Chairman, chairs executive sessions of independent Directors and provides feedback to the Chairman, chairs meetings of the Board in the absence of the Chairman, and reviews in advance, and as appropriate, consults with the Chairman regarding, the agendas for all Board and committee meetings.

Six of our eight current directors are independent, and the Audit, Compensation and Corporate Governance Committees are comprised solely of independent directors. Consequently, the independent Directors directly oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of directors and the development and implementation of our corporate governance programs. Our independent directors, led by our Lead Director, bring experience, oversight and expertise from outside our Company and industry, which balances the Company-specific experience and expertise that our Non-Executive Chairman and CEO bring to the Board.

The Board will continue to review our Board leadership structure as part of the succession planning process. We believe that our leadership structure, in which the roles of Chairman and CEO are held by separate individuals, together with an experienced and engaged Lead Director and independent key committees, is the optimal structure for our Company and our shareholders at this time.

Oversight of Risk Management

The Board has an active role, as a whole and at the committee level, in providing oversight with respect to management of our risks. The Board focuses on the most significant risks facing us and our general risk management strategy and seeks to ensure that risks undertaken by us are consistent with a level of risk that is appropriate for our company and aligned with the achievement of our business objectives and strategies.

The Board regularly reviews information regarding risks associated with our finances, credit and liquidity; our business, operations and strategy; legal, regulatory and compliance matters; and reputational exposure. The Audit Committee provides oversight on our programs for risk assessment and risk management, including with respect to financial accounting and reporting, internal audit, information technology, cybersecurity and compliance. With respect to cybersecurity risk oversight, our Audit Committee receives periodic updates from the appropriate managers on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to such periodic reports, our Audit Committee receives updates from management regarding any changes to the Company’s cybersecurity risk profile or significant newly identified risks. The Compensation Committee provides oversight on our assessment and management of risks relating to our executive compensation. The Corporate Governance Committee provides oversight on our management of risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for providing oversight with respect to the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations.

While the Board and the committees provide oversight with respect to our risk management, our CEO and other senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. Our leadership structure, with Mr. Holmes serving as our Non-Executive Chairman and with Mr. Brown serving as a Director, also enhances the Board’s effectiveness in risk oversight due to the extensive knowledge of Mr. Holmes and Mr. Brown with respect to our business and operations, facilitating the Board’s oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.

Executive Sessions of Non-Management Directors and Independent Directors

The Board meets regularly without any members of management present. In addition, at least once a year, the independent Directors meet in a private session that excludes management and non-independent directors. The Lead Director chairs these sessions.

Communications with the Board and Directors

Shareholders and other parties interested in communicating directly with the Board, an individual non-management or independent Director or the non-management or independent Directors as a group may do so by writing our Corporate Secretary at Wyndham Destinations, Inc., 6277 Sea Harbor Drive, Orlando, Florida. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and in his discretion will not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

Director Attendance at Annual Meeting of Shareholders

As provided in the Board’s Corporate Governance Guidelines, Directors are expected to attend our annual meeting absent exceptional cause. All of our Directors at the time attended our 2018 annual meeting and all of our current Directors are expected to attend the 2019 annual meeting.

Code of Business Conduct and Ethics

The Board maintains a Code of Business Conduct and Ethics for Directors with ethics guidelines specifically applicable to Directors. In addition, we maintain a Code of Conduct applicable to all our associates, including our CEO, Chief Financial Officer (CFO) and Chief Accounting Officer.

We will disclose on our website any amendment to or waiver from a provision of our Code of Business Conduct and Ethics for Directors or Code of Conduct as may be required and within the time period specified under applicable SEC and New York Stock Exchange rules. The Code of Business Conduct and Ethics for Directors and our Code of Conduct are available on the Investor Relations page of our website at www.wyndhamdestinations.com by clicking on the Governance link followed by the Governance Documents link. Copies of these documents may also be obtained free of charge by writing to our Corporate Secretary.

Director Nomination Process

Role of Corporate Governance Committee.    The Corporate Governance Committee is responsible for recommending the Director nominees for election to the Board. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board when considering potential candidates to serve on the Board. Nominees for Director are selected on the basis of their depth and breadth of experience, skills, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.

The Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills.

The Corporate Governance Committee does not have a formal policy with respect to diversity, however, the Board and the Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. For the nomination of continuing Directors for re-election, the Corporate Governance Committee also considers the individual’s contributions to the Board.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of large organizations as well as extensive board experience. Certain individual qualifications, experience and skills of our Directors that led the Board to conclude that each nominee or Director should serve as our Director are described below under “Election of Directors.”

Identification and Evaluation Process.    The process for identifying and evaluating nominees to the Board is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates will be evaluated by the Corporate Governance Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. Qualified nominees will be interviewed by at least one member of the Corporate Governance Committee. Using the input from the interview and other information it obtains, the Corporate Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Corporate Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the shareholders or to fill a vacancy on the Board. Ms. Post and Mr. Rickles were newly appointed by the Wyndham Destinations Board in June 2018 in connection with the spin-off. The Company worked with a third party search firm to assist in the identification, recruitment and evaluation of Ms. Post and Mr. Rickles.

Shareholder Recommendations of Nominees.    The Corporate Governance Committee will consider written recommendations from shareholders for nominees for Director. Recommendations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the shareholder and evidence of the person’s ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director and the person’s consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. To evaluate nominees for Directors recommended by shareholders, the Corporate Governance Committee intends to use a substantially similar evaluation process as described above.

Shareholder Nominations and By-Law Procedures.    Our By-Laws establish procedures pursuant to which a shareholder may nominate a person for election to the Board. Our By-Laws are available on the Investor Relations’ page of our website at www.wyndhamdestinations.com by clicking on the Governance link followed by the Governance Documents link. To nominate a person for election to the Board, a shareholder must submit a notice containing all information required by our By-Laws regarding the Director nominee and the shareholder and any associated persons making the nomination, including name and address, number of shares owned, a description of any additional interests of such nominee or shareholder and certain representations regarding such nomination. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. We may require any proposed nominee to furnish such other information as we may require to determine his or her eligibility to serve as a Director. Such notice must be accompanied by the proposed nominee’s consent to being named as a nominee and to serve as a Director if elected.

To nominate a person for election to the Board at our 2020 annual meeting, written notice of a shareholder nomination must be delivered to our Corporate Secretary not earlier than January 17, 2020 and not later than February 16, 2020. However, if the date of the 2020 annual meeting is not within 30 days before or after May 16, 2020, then a shareholder’s written notice will be timely if it is delivered by no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or the notice of the date of the annual meeting was mailed, whichever occurs first. Our By-Laws require that any such notice be updated as necessary as of specified dates prior to the annual meeting. A shareholder may make nominations of persons for election to the Board at a special meeting if the shareholder delivers written notice to our Corporate Secretary not later than the close of business on the 10th day following the day on which public disclosure of the date such special meeting was made or notice of such special meeting was mailed, whichever occurs first. At a special meeting of shareholders, only such business may be conducted as shall have been brought before the meeting under our notice of meeting.

Compensation of Directors

Non-management Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the interests of shareholders. A management Director receives no additional compensation for Board service.

In connection with the spin-off, effective as of May 31, 2018, the Board elected Stephen P. Holmes, who had served as the Chairman and CEO of the Company since July 2006, to the position of Non-Executive Chairman of the Board. In connection with his new position as Non-Executive Chairman of the Board, on June 1, 2018, the Company entered into a letter agreement with Mr. Holmes (Holmes Letter Agreement), which provides him with an annual retainer of $320,000 (with $160,000 payable in the form of cash and $160,000 payable in the form of Wyndham Destinations common stock), a subsidy of $18,750 per year toward his costs incurred in connection with retaining an administrative assistant, a subsidy of $12,500 per year toward his costs incurred in connection with securing office space, a contribution towards 50% of the cost of the lease associated with his vehicle, through the earlier of the conclusion of the lease term and the conclusion of his service, and reimbursement for 50% of the cost of his annual executive health and wellness physical.

Except for the Holmes Letter Agreement and the 2018 Director equity grants (described below), the Director compensation program for 2018 remained consistent with our 2017 program.

Annual Retainer Fees. The following table describes 2018 annual retainer and committee chair and membership fees for non-management Directors. Our Directors do not receive additional fees for attending Board or committee meetings.

	Cash-Based	Stock-Based	Total
Non-Executive Chairman	$160,000	$160,000	$320,000
Lead Director	$132,500	$132,500	$265,000
Director	$105,000	$105,000	$210,000
Audit Committee chair	$22,500	$22,500	$45,000
Audit Committee member	$12,500	$12,500	$25,000
Compensation Committee chair	$17,500	$17,500	$35,000
Compensation Committee member	$10,000	$10,000	$20,000
Corporate Governance Committee chair	$15,000	$15,000	$30,000
Corporate Governance Committee member	$8,750	$8,750	$17,500
Executive Committee member	$10,000	$10,000	$20,000

The annual Director retainer and committee chair and membership fees are paid on a quarterly basis 50% in cash and 50% in Wyndham Destinations stock. The requirement for Directors to receive at least 50% of their fees in our equity further aligns their interests with those of our shareholders. The number of shares of stock issued is based on our stock price on the quarterly determination date. Directors may elect to receive the stock-based portion of their fees in the form of common stock or deferred stock units (DSUs). Directors may also elect to defer any cash-based compensation or vested restricted stock units (RSUs) in the form of DSUs. A DSU entitles the Director to receive one share of common stock following the Director’s retirement or termination of service from the Board for any reason and is credited with dividend equivalents during the deferral period. The Director may not sell or receive value from any DSU prior to termination of service.

Director Equity Awards. In addition to the annual retainer fees, to further align our Directors’ interests with those of our shareholders, the 2018 compensation of our non-management Directors included the following grants: (i) on March 1, 2018, each of our non-management Directors then in office, as well as Mr. Holmes, received a $50,000 equity grant of time-vesting RSUs which vests on July 1, 2019, which date represents the first anniversary of the closing date of the spin-off transaction plus thirty days and (ii) on June 1, 2018, each of our non-management Directors received a $150,000 grant of time-vesting RSUs which vests ratably over a four-year period.

In November 2018, the Corporate Governance Committee determined that our non-management Directors will receive annual equity grants in 2019 in an amount consistent with our Director compensation program for 2017 and, on March 7, 2019, each of our non-management Directors then in office received a $100,000 annual equity grant of time-vesting RSUs which vest ratably over a four-year period. RSUs are credited with dividend equivalents subject to the same vesting restrictions as the underlying units.

Treatment of Outstanding Director Equity Awards Upon Completion of the Spin-Off. In connection with the spin-off, our non-management Directors continued to hold all of their RSUs and DSUs covering shares of Wyndham Worldwide stock (which became Wyndham Destinations stock following completion of the spin-off) and also received RSUs and DSUs covering an equal amount of shares of Wyndham Hotels stock in accordance with the spin-off distribution ratio. With respect to outstanding RSUs held by our non-management Directors in office at the completion of the spin-off:

•
For Messrs. Buckman, Herrera and Wargotz and Ms. Brady, the RSUs covering Wyndham Destinations shares vested on November 30, 2018, which date is the six-month anniversary of the completion of the spin-off. The RSUs covering shares of Wyndham Hotels fully vested upon completion of the spin-off.

•
For Mses. Biblowit and Richards and Mr. Mulroney, the RSUs covering Wyndham Destinations shares fully vested upon completion of the spin-off. The RSUs covering shares of Wyndham Hotels vested on November 30, 2018, which date is the six-month anniversary of the completion of the spin-off.

We provide up to a three-for-one company match of a non-management Director’s qualifying charitable contributions up to a company contribution of $75,000 per year.

We maintain a policy to award our non-management Directors annually 500,000 Wyndham Rewards Points. These Wyndham Rewards Points have an approximate value of $2,555 and may be redeemed for numerous rewards options including stays at

Wyndham properties. This benefit provides our Directors with ongoing, first-hand exposure to our properties and operations, furthering their understanding and evaluation of our businesses.

2018 Director Compensation Table

The following table describes compensation we paid our non-management Directors for 2018. Mr. Holmes, who served as the CEO of Wyndham Worldwide until the completion of the spin-off transaction in May 2018, is one of our named executive officers. For information regarding the fees he received as a non-employee Director following the spin-off, see the Summary Compensation Table and the accompanying All Other Compensation Table in this proxy statement.

Name	Fees Paid in Cash ($)	Stock Awards ($)(a)(b)	All Other Compensation ($)(c)	Total ($)
Myra J. Biblowit(d)	__	173,567	34,580	208,147
Louise F. Brady	—	461,236	77,555	538,791
James E. Buckman	147,738	347,233	77,555	572,526
George Herrera	132,637	332,276	31,280	496,193
The Right Honourable Brian Mulroney(e)	65,718	115,494	39,508	220,720
Denny Marie Post(f)	72,201	222,117	74,195	368,513
Pauline D.E. Richards(g)	63,907	113,563	33,208	210,678
Ronald L. Rickles(h)	73,650	223,607	66,254	363,511
Michael H. Wargotz	142,749	342,248	78,532	563,529
_______________

(a)
Represents the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC718). On March 1, 2018, each non-management Director then in office (Mses. Biblowit, Brady and Richards and Messrs. Buckman, Herrera, Mulroney and Wargotz) was granted a time-vesting RSU award with a grant date fair value of $50,000 which vests on July 1, 2019. On June 1, 2018, each non-management Director then in office (Mses. Brady and Post and Messrs. Buckman, Herrera, Rickles and Wargotz) was granted a time-vesting RSU award with a grant date fair value of $150,000 which vests ratably over four years. The remaining amount in each row represents the aggregate grant date fair value of retainer fees paid in the form of common stock and/or DSUs.

(b)
Total shares of our common stock issuable for DSUs at December 31, 2018 were as follows: Ms. Brady, 8,903; Mr. Buckman, 58,743; Mr. Herrera, 34,806; Ms. Post, 1,673; Mr. Rickles, 1,708; and Mr. Wargotz, 60,931. Total shares of our common stock issuable for unvested RSUs at December 31, 2018 were as follows: Ms. Brady, 3,511; Mr. Buckman, 3,511; Mr. Herrera, 3,511; Ms. Post, 3,079; Mr. Rickles, 3,079; and Mr. Wargotz, 3,511. In 2018, Mr. Mulroney and Mses. Biblowit and Richards resigned from our Board and all of the unvested RSUs covering Wyndham Destinations shares fully vested upon completion of the spin-off on May 31, 2018.

(c)
Includes amounts attributable to charitable matching contributions made on behalf of the Director, the value of Wyndham Rewards Points and life insurance premiums paid by us as applicable. The value of charitable matching contributions were as follows: Ms. Biblowit, $32,025; Ms. Brady, $75,000; Mr. Buckman, $75,000; Mr. Herrera, $28,725; Mr. Mulroney, $36,953; Ms. Post, $71,640; Ms. Richards, $28,725; Mr. Rickles, $63,699; and Mr. Wargotz, $73,350. All directors received 500,000 Wyndham Rewards Points with an approximate value of $2,555. Life insurance premiums paid by us under a legacy Wyndham Worldwide program were $1,928 for Ms. Richards and $2,627 for Mr. Wargotz. The value of dividends is factored into the grant date fair value of our stock awards. Accordingly, dividends paid are not reflected in the table above.

(d)
Ms. Biblowit served on our Board through her resignation, which was effective May 31, 2018. Her director retainer fee as well as her fees for service as a member of the Compensation Committee and the Corporate Governance Committee were pro-rated accordingly. The aggregate grant date fair value of retainer fees paid in the form of common stock and/or DSUs was $123,623. There were no cash payments to her in 2018.

(e)
Mr. Mulroney served on our Board through his resignation, which was effective May 31, 2018. His director retainer fee as well as his fees for service as Chairman of the Compensation Committee and as a member of the Corporate Governance Committee were pro-rated accordingly. The aggregate grant date fair value of retainer fees paid in the form of common stock and/or DSUs was $65,550.

(f)
Ms. Post was appointed to our Board on May 31, 2018. The aggregate grant date fair value of retainer fees paid in the form of common stock and/or DSUs was $72,139. Her director retainer fee as well as her fees for service as a member of the Compensation Committee and the Corporate Governance Committee were pro-rated accordingly.

(g)
Ms. Richards served on our Board through her resignation, which was effective May 31, 2018. Her director retainer fee as well as her fees for service as a member of the Audit Committee and the Compensation Committee were pro-rated accordingly. The aggregate grant date fair value of retainer fees paid in the form of common stock and/or DSUs was $63,620.

(h)
Mr. Rickles was appointed to our Board on May 31, 2018. His director retainer fee as well as his fees for service as a member of the Audit Committee and the Corporate Governance Committee were pro-rated accordingly. The aggregate grant date fair value of retainer fees paid in the form of common stock and/or DSUs was $73,629.

Non-Management Director Stock Ownership Guidelines

The Corporate Governance Guidelines require each non-management Director to comply with Wyndham Destinations’ Non-Management Director Stock Ownership Guidelines. These guidelines require each non-management Director to beneficially own an amount of our stock equal to the greater of a multiple of at least five times the cash portion of the annual retainer or two and one-half times the total retainer value without regard to Board committee fees. Directors have a period of five years after joining the Board to achieve compliance with this ownership requirement. DSUs and RSUs credited to a Director count towards satisfaction of the guidelines. As of December 31, 2018, except for Ms. Post and Mr. Rickles who joined our Board in May 2018 and have until May 2023 to achieve compliance, all of our non-management Directors were in compliance with the stock ownership guidelines.

Ownership of Company Stock

The following table describes the beneficial ownership of our common stock for the following persons as of December 31, 2018: each executive officer named in the Summary Compensation Table below, each Director, each person who to our knowledge beneficially owns in excess of 5% of our common stock and all of our Directors and executive officers as a group. The percentages are based on 95,044,018 shares of our common stock outstanding as of December 31, 2018. The principal address for each Director and executive officer of Wyndham Destinations is 6277 Sea Harbor Drive, Orlando, Florida 32821.

Name	Number of Shares		% of Class
Iridian Asset Management LLC	10,805,639	(a)	11.37%
BlackRock, Inc.	9,193,085	(b)	9.67%
The Vanguard Group	8,780,062	(c)	9.24%
Boston Partners	7,045,445	(d)	7.41%
Louise F. Brady	8,903	(e)(f)	*
Michael D. Brown	34,836	(e)(f)	*
James E. Buckman	65,741	(e)(f)(g)	*
George Herrera	34,806	(e)(f)	*
Stephen P. Holmes	1,248,266	(e)(f)(h)	1.31%
Michael A. Hug	10,650	(e)	*
Gail Mandel	16,000	(i)	*
Scott G. McLester	53,554	(i)	*
Jeffrey Myers	15,376	(e)	*
Denny Marie Post	1,673	(e)(f)	*
Geoffrey Richards	18,764	(e)	*
Ronald L. Rickles	1,708	(e)(f)	*
James Savina	—	(e)	*
Michael H. Wargotz	61,653	(e)(f)	*
David B. Wyshner	34,814	(i)	*
All Directors and executive officers as a group (16 persons)	1,513,118	(j)	1.59%
_______________

* Amount represents less than 1% of outstanding common stock.

(a)
We have been informed by Amendment No. 1 to a report on Schedule 13G filed with the SEC on February 6, 2019 by Iridian Asset Management LLC and affiliates named in such report (Iridian) that Iridian beneficially owns 10,805,639 shares of our common stock with sole voting power over no shares, shared voting power over 10,805,639 shares, sole dispositive power over no shares and shared dispositive power over 10,805,639 shares. The principal business address for Iridian is 276 Post Road West, Westport, CT 06880-4704.

(b)
We have been informed by Amendment No. 6 to a report on Schedule 13G filed with the SEC on February 6, 2019 by BlackRock, Inc. and affiliates named in such report (BlackRock) that BlackRock beneficially owns 9,193,085 shares of our common stock with sole voting power over 8,690,590 shares, shared voting power over no shares, sole dispositive power over 9,193,085 shares and shared dispositive power over no shares. The principal business address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(c)
We have been informed by Amendment No. 11 to a report on Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group (TVG) that TVG beneficially owns 8,780,062 shares of our common stock with sole voting power over 52,696 shares, shared voting power over 13,200 shares, sole dispositive power over 8,722,343 shares and shared dispositive power over 57,719 shares. The principal business address for TVG is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(d)
We have been informed by Schedule 13G filed with the SEC on February 14, 2019 by Boston Partners (BP) that BP beneficially owns 7,045,445 shares of our common stock with sole voting power over 6,010,469 shares, shared voting power over 8,667 shares, sole dispositive power over 7,045,445 shares and shared dispositive power over no shares. The principal business address for BP is One Beacon Street, 30th Floor, Boston, MA 02108.

(e)
Excludes shares of our common stock issuable upon vesting of time-vesting RSUs after 60 days from December 31, 2018 as follows: Ms. Brady, 3,511; Mr. Brown, 63,433; Mr. Buckman, 3,511; Mr. Herrera, 3,511; Mr. Holmes, 3,511; Mr. Hug, 32,523; Mr. Myers, 32,740; Ms. Post, 3,079; Mr. Richards, 32,523; Mr. Rickles, 3,079; Mr. Savina, 18,476; Mr. Wargotz, 3,511; and Mr. Wyshner, 12,109. Excludes stock options granted in 2018 which are not currently exercisable and are not scheduled to vest within 60 days of December 31, 2018 as follows: Mr. Brown, 294,811; Mr. Hug, 58,962; Mr. Myers, 58,962; Mr. Richards, 58,962; and Mr. Savina, 35,377.

(f)
Includes shares of our common stock issuable for DSUs as of, and within 60 days following, December 31, 2018 as follows: Ms. Brady, 8,903; Mr. Buckman, 58,743; Mr. Herrera, 34,806; Mr. Holmes, 2,300; Ms. Post, 1,673; Mr. Rickles, 1,708; and Mr. Wargotz, 60,931.

(g)	Includes 3,220 shares held in Mr. Buckman’s IRA.

(h)	Includes 182,284 shares of our common stock which Mr. Holmes has the right to acquire through the exercise of stock-settled stock appreciation rights (SSARs) within 60 days of December 31, 2018.

(i)	Amounts reported are based on last records available to the Company.

(j)
Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount excludes 51,447 shares of our common stock issuable upon vesting of RSUs after 60 days from December 31, 2018 and 91,389 stock options granted in 2018 which are not currently exercisable and are not scheduled to vest within 60 days of December 31, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during 2018, we believe that all applicable Section 16(a) filing requirements were met on a timely basis.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers, other than Michael D. Brown, whose biographical information is presented below under Nominees for Election to the Board.

Noah Brodsky, 38, has served as our Chief Brand Officer since June 2018. Previously, Mr. Brodsky served as EVP, Brand Strategy and Corporate Marketing of Wyndham Vacation Ownership and served as Senior Vice President, Worldwide Loyalty and Customer Engagement, for Wyndham Hotel Group since 2014. Prior to joining Wyndham, Mr. Brodsky served as Chief Experience Officer at WeWork from 2013 to 2014 and several roles at Starwood Hotels and Resorts from 2007 to 2013 including Vice President, Global Brand Management. Mr. Brodsky began his career with Four Seasons in resort operations.

Brad Dettmer, 55, has served as our Chief Information Officer since June 2018. Previously, Mr. Dettmer served as Chief Information Officer of Wyndham Vacation Ownership since January 2014, and served as Executive Vice President and Chief Information Officer for Wyndham Destination Network from 2008 to 2014. Mr. Dettmer joined RCI in 1988 and served in many capacities including as Vice President of Information Technology, Senior Director of the Global Technology Group and Project Director of the Global Points Network during the timeframe 1988 to 2008.

Elizabeth E. Dreyer, 56, has served as our Chief Accounting Officer since June 2018 after joining Wyndham Worldwide in April 2018. Ms. Dreyer previously served as Vice President, Controller and Chief Accounting Officer of Edgewell Personal Care Company from January 2015 to March 2018. Prior to joining Edgewell, Ms. Dreyer was Vice President, Controller and Chief Accounting Officer of Hillenbrand Inc. from October 2010 to January 2015. She previously held positions as Vice President of Finance with Zimmer Corp., Chief Financial Officer of Createc Corporation, and Vice President of Organizational Effectiveness of ADESA. Ms. Dreyer began her career with Deloitte & Touche LLP and is a Certified Public Accountant.

Michael Hug, 52, has served as Executive Vice President and Chief Financial Officer since June 2018. Previously, Mr. Hug served as Executive Vice President and Chief Financial Officer of Wyndham Vacation Ownership since 2006, and served as Senior Vice President and Controller from 2002 to 2006 and as Vice President of Finance and Administration of Resort Management Services from 1999 to 2002. Prior to joining Wyndham Vacation Ownership, Inc., Mr. Hug was a senior manager with Ernst & Young from 1988 until 1999.

Kimberly Marshall, 55, has served as our Chief Human Resources Officer since June 2018. Previously, Ms. Marshall served as Executive Vice President, Human Resources, for Wyndham Vacation Ownership since February 2017, and served as Senior Vice President of Human Resources, from 2012 to 2017. Prior to joining Wyndham Vacation Ownership, Inc., Ms. Marshall served as Executive Vice President, Human Resources for PSS World Medical from 2010 to 2012 and served as Senior Vice President, Human Resources for CHEP Americas from 2007 to 2010. In addition, she served as Senior Vice President Human Resources for the Southeast Region of Centex Homes from 2004 to 2007 and spent 11 years with The Walt Disney Company in Finance and in Human Resources from 1993 to 2004. Ms. Marshall began her career in public accounting with Arthur Andersen and later Price Waterhouse Coopers and is a Certified Public Accountant.

Jeffrey Myers, 51, has served as Chief Sales and Marketing Officer for Wyndham Vacation Clubs, the vacation ownership business line of Wyndham Destinations since June 2018. Previously, Mr. Myers served as Chief Sales and Marketing Officer of Wyndham Vacation Ownership since 2008. A 30-year industry veteran, Mr. Myers joined Wyndham Vacation Ownership in 1991, and earned progressive leadership roles, serving as site leader, senior vice president for multiple regions and Executive Vice President of Sales for Club Wyndham and WorldMark by Wyndham from 2002 to 2007.

Geoffrey Richards, 46, has served as Chief Operating Officer of Wyndham Vacation Clubs, the vacation ownership business line of Wyndham Destinations since June 2018. Previously, Mr. Richards served as Chief Operating Officer of Wyndham Vacation Ownership since 2011. Mr. Richards began his career with Wyndham Vacation Ownership in 1996 as a Sales Program Manager, and subsequently held several leadership positions within the Company’s sales and marketing operations, including Senior Vice President of Sales Development, Vice President of Sales and Site Marketing Programs and Executive Vice President of Global Sales Operations.

James J. Savina, 45, has served as our General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary since June 2018 after joining Wyndham Worldwide in April 2018. Mr. Savina served as General Counsel and Corporate Secretary at The Kraft Heinz Company from 2015 to 2018, where he played a central role in the merger of Kraft Foods Group and H. J. Heinz Company and led the combined company’s legal department. Previously, Mr. Savina served as Senior Vice President, Deputy General Counsel, and Chief Compliance Officer for Kraft Foods Group from 2013 to 2015. His prior experience includes roles as Executive Director, Global Legal Investigations & Legal Operations for Avon Products; Senior Counsel and Director of Claims and Legal Administration for Energy Future Holdings; and Associate for Jones Day.

ELECTION OF DIRECTORS

At the date of this proxy statement, the Board of Directors consists of eight members, seven of whom are non-management Directors, and six of whom are independent Directors under applicable listing standards and our corporate governance documents.

Our Board recognizes the importance of board refreshment in terms of achieving the appropriate mix of institutional knowledge and experience that our longer-tenured Directors bring to the Board and fresh perspectives that newer Directors bring to the Board. In furtherance of this objective, in May 2018, the Board appointed each of Michael D. Brown, Denny Marie Post and Ronald L. Rickles as a Director. Our Board brings diverse and extensive professional, financial and business experience while balancing independence and tenure. Our Board expects to continue to evaluate its membership and composition on an ongoing basis to optimize its ability to further shareholder interests.

At this year’s meeting, our eight Directors are to be elected for terms expiring at the 2020 annual meeting, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification or removal. On the recommendation of the Corporate Governance Committee, the Board has nominated Stephen P. Holmes, Louise F. Brady, Michael D. Brown, James E. Buckman, George Herrera, Denny Marie Post, Ronald L. Rickles and Michael H. Wargotz, each of whom is presently a Director. The eight nominees are listed below with brief biographies.

We do not know of any reason why any nominee would be unable to serve as a Director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Voting Standard and Majority Vote Policy

Our Certificate of Incorporation and By-Laws provide for a plurality voting standard for the election of our Directors. Under a plurality voting standard the nominee for each Director position with the most votes is elected.

Under the Board’s Corporate Governance Guidelines any nominee for Director in an uncontested election, such as this one where the number of nominees does not exceed the number of Directors to be elected, who receives a greater number of votes withheld from his or her election than votes for such election shall promptly tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the withheld votes. In making this recommendation the Corporate Governance Committee will consider all factors deemed relevant by its members.

The Board will act on the Corporate Governance Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the shareholder vote but in any case no later than 120 days following the certification of the shareholder vote. In considering the Corporate Governance Committee’s recommendation, the Board will review the factors considered by the Corporate Governance Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board’s decision and process in a periodic or current report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Corporate Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during this Corporate Governance Committee and Board process.

Nominees for Election to the Board

Stephen P. Holmes, 62, served as our Chairman, Chief Executive Officer and a Director since July 2006. Effective upon the completion of our spin-off, Mr. Holmes ceased serving as our Chief Executive Officer and was appointed the Non-Executive Chairman of Wyndham Destinations.

Mr. Holmes was Vice Chairman and director of Cendant Corporation and Chairman and Chief Executive Officer of Cendant’s Travel Content Division from December 1997 to July 2006. Mr. Holmes was Vice Chairman of HFS Incorporated from September 1996 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, Treasurer and Chief Financial Officer of HFS from July 1990 to September 1996. Mr. Holmes also currently serves as the Non-Executive Chairman of the Board of Wyndham Hotels.

Mr. Holmes’ exceptional leadership as our former CEO provides him with detailed strategic perspective and knowledge of our operations and industry that are critical to the Board’s effectiveness. He possesses extensive public company management experience and is widely recognized as a visionary leader in the global hospitality industry. Under Mr. Holmes’ leadership, we completed the spin-off of Wyndham Hotels and continue to focus our business on, among other things, generating significant earnings and cash flow and building world-renowned hospitality brands, all of which continue to increase shareholder value. Mr. Holmes’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Holmes should serve as our Director.

Louise F. Brady, 54, has served as a Director since November 2016. Since March 2013 she has served as the Managing Partner and co-founder of the venture capital fund Piedmont Capital Partners, LLC, which develops innovative technologies. She also currently serves as president of Blue Current, Inc., Advanced Chemotherapy Technologies, Inc. and Faster, LLC. From September 1996 to October 2013, she served as Vice President of Investments at Wells Fargo Advisors Financial Services.

Ms. Brady has spent her career focused on leading investment strategies and unlocking growth and value through developing innovative technologies in start-up companies, commercial banking and venture capital portfolio management. Ms. Brady’s exceptional background and skills contribute financial expertise and perspective on innovation to our Board in areas that are important to our business. Ms. Brady’s specific experience, qualifications and skills described above led the Board to conclude that she should serve as our Director.

Michael D. Brown, 48, Michael D. Brown has served as our President and Chief Executive and as a member of our Board since May 2018. Mr. Brown is responsible for the performance, growth and strategic direction of the world’s largest publicly traded vacation ownership, exchange and managed vacation rental business. The Company, which employs nearly 25,000 associates, includes Wyndham Vacation Clubs, RCI Exchanges and Wyndham Vacation Rentals.

Previously, Mr. Brown served as President and CEO of Wyndham Vacation Ownership from April 2017 until the completion of our spin-off, following a successful executive leadership tenure at Hilton Grand Vacations (HGV), where he served as Chief Operating Officer (COO). Prior to being appointed as COO for HGV in 2014, he held the role of Executive Vice President, Sales and Marketing - Mainland U.S. and Europe. Prior to joining HGV in 2008, Mr. Brown served in a series of sales, development, operations, and finance leadership roles throughout the U.S., Europe and the Caribbean during his more than 16 years at Marriott International and Marriott Vacation Club International.
                                                                                                                                                                                  As a hospitality industry veteran for more than 25 years, Mr. Brown’s leadership is infused with a combination of strategic vision, operational expertise, inspirational leadership and industry knowledge. Mr. Brown’s specific experience, qualifications and skills described above led the Board to conclude that he should serve as our Director.

James E. Buckman, 74, has served as a Director since July 2006 and Lead Director since March 2010. From May 2007 to January 2012, Mr. Buckman served as Vice Chairman of York Capital Management, a hedge fund management company headquartered in New York City. From May 1, 2010 to January 2012, Mr. Buckman also served as General Counsel of York Capital Management and from January 2007 to May 2007 he served as a Senior Consultant to York Capital Management. Mr. Buckman was General Counsel and a director of Cendant from December 1997 to August 2006, a Vice Chairman of Cendant from November 1998 to August 2006 and a Senior Executive Vice President of Cendant from December 1997 to November 1998. Mr. Buckman was Senior Executive Vice President, General Counsel and Assistant Secretary of HFS Incorporated from May 1997 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, General Counsel and Assistant Secretary of HFS from February 1992 to May 1997. Mr. Buckman has also served as a member of the Wyndham Hotels board of directors since May 2018.

Mr. Buckman brings to the Board exceptional leadership, experience and perspective necessary to be our Lead Director. His service as a director, Vice Chairman and General Counsel of Cendant and a Director of Wyndham Destinations affords Mr. Buckman strong experience with Wyndham Destinations’ business and operations. Mr. Buckman’s experience with leading hedge fund manager York Capital Management contributes valuable cross-industry experience and depth of knowledge. Mr. Buckman’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Buckman should serve as our Director.

George Herrera, 62, has served as a Director since July 2006. Since December 2003, Mr. Herrera has served as President and Chief Executive Officer of Herrera-Cristina Group, Ltd., a Hispanic-owned, multidisciplinary management firm. From August 1998 to January 2004, Mr. Herrera served as President and Chief Executive Officer of the U.S. Hispanic Chamber of Commerce. Mr. Herrera served as President of David J. Burgos & Associates, Inc. from December 1979 to July 1998. Mr. Herrera served as a director of Cendant from January 2004 to August 2006.

Mr. Herrera provides the Board with exceptional leadership and management knowledge. As a Cendant director and a Director and Chair of the Corporate Governance Committee of Wyndham Destinations, Mr. Herrera has gained a broad understanding of the role of the Board in our operations. Mr. Herrera’s service as chief executive officer of multidisciplinary management firm Herrera-Cristina Group, Ltd. contributes extensive and varied management, finance and corporate governance experience. His service as President and CEO of the U.S. Hispanic Chamber of Commerce brings valuable government relations expertise to the Board. Mr. Herrera’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Herrera should serve as our Director.

Denny Marie Post, 62, has served on the Board since May 2018. Ms. Post has served as the Chief Executive Officer of Red Robin Gourmet Burgers Inc. since August 2016 and as President since February 2016. She is a member of the Red Robin Board of Directors. Prior to that, Ms. Post served as Executive Vice President and Chief Concept Officer since March 2015. Ms. Post joined Red Robin in August 2011 as Senior Vice President and Chief Marketing Officer. Ms. Post has more than 30 years of leadership experience in consumer driven marketing, product innovation and strategic team building. Prior to her role at Red Robin, Ms. Post served as the Senior Vice President and Chief Marketing Officer at T-Mobile USA. Ms. Post previously held the roles of Senior Vice President of Global Beverage, Food and Quality for Starbucks Corporation as well as the Senior Vice President and Chief Concept Office for Burger King. Ms. Post also held several management positions for KFC USA, KFC, Pizza Hut and Taco Bell Canada while she was employed with YUM! Brands, Inc.

Ms. Post’ more than 30 years of senior management experience in the consumer driven industry brings extensive sales, marketing and management expertise to Wyndham Destinations and this is of significant value to the Board. As a member of the Compensation and Governance Committees of Wyndham Destinations, Ms. Post has gained a broad understanding of the role of the Board in our operations. Ms. Post’ service as chief executive officer of a publicly traded company contributes extensive leadership, marketing and brand management experience and provides the Board with expertise that is critical to our business. Ms. Post’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Post should serve as our Director.

Ronald L. Rickles, 67, has served on the Board since 2018. He was a senior partner with Deloitte & Touche, serving in a variety of leadership roles, including managing partner for the New Jersey offices and Northeast regional leader of the firm’s professional services practice for mid-market and privately held companies. Earlier serving as an audit partner for 30 years, Mr. Rickles was the lead partner serving some of the firm’s most significant clients with deep experience serving the hospitality industry (including timeshare), REITs, retailers, financial services companies and franchisors, including the legacy businesses of Wyndham Destinations.

Mr. Rickles has significant boardroom experience advising client audit committees on financial reporting, internal controls, investigations and corporate governance. He also has substantial experience and expertise working with and advising senior management on complex transactions, including mergers and acquisitions, sales, and capital market activities. Mr. Rickles’ extensive financial background and exceptional leadership experience provides the Board with financial accounting and management expertise and perspectives. Mr. Rickles’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Rickles should serve as our Director.

Michael H. Wargotz, 60, has served as a Director since July 2006. Since April 2017, Mr. Wargotz has served as an executive officer in residence at Axcess Worldwide, a brand experience marketing development agency, of which he co-founded in 2001. From July 2011 to June 2017, he was the Chairman of Axcess Ventures, an affiliate of Access Worldwide. From August 2010 to June 2011, Mr. Wargotz served as the Chief Financial Officer of The Milestone Aviation Group, LLC, a global aviation leasing company. From August 2009 to July 2010, Mr. Wargotz served as the Co-Chairman of Axcess Luxury and Lifestyle. From December 2006 to August 2009, Mr. Wargotz served as the Chief Financial Advisor of NetJets, Inc., a leading provider of private aviation services, and from June 2004 to November 2006, he served as a Vice President of NetJets. Mr. Wargotz is a founding partner of Axcess Solutions, LLC, a strategic alliance, brand development and partnership marketing consulting firm, which originated in 2001. From January 1998 to December 1999, Mr. Wargotz served in various leadership positions with Cendant, including President and Chief Executive Officer of its Lifestyle Division, Executive Vice President and Chief Financial Officer of its Alliance Marketing Segment and Senior Vice President, Business Development. Mr. Wargotz was a Senior Vice President with HFS Incorporated from July 1994 to December 1997. Mr. Wargotz has served as a director of Resources Connection, Inc. since May 2009 and previously served as a director of CST Brands, Inc. from May 2013 to June 2017.

Mr. Wargotz’s senior management experience brings to the Board financial enterprise and branding knowledge. As Chair of the Audit Committee of Wyndham Destinations, Inc., he contributes financial reporting and compliance expertise and perspective. Mr. Wargotz’s experience provides the Board with exceptional leadership and branding and business development expertise in areas that are critical to our business. Mr. Wargotz’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wargotz should serve as our Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our Compensation Discussion and Analysis provides an overview of our compensation strategy and program, the processes and procedures of our Compensation Committee of the Board (Committee) and the Committee’s considerations and decisions made under those programs for our named executive officers for 2018. As discussed above under “Wyndham Worldwide Spin-Off,” on May 31, 2018, we completed the spin-off of our Hotel Group business, which resulted in two separate, publicly-traded companies. The Committee made certain determinations regarding the compensation of our named executive officers in connection with the spin-off. Notably, effective June 1, 2018, the Committee determined compensation packages for newly appointed executive officers of Wyndham Destinations post spin-off. These packages include base salary, annual incentive compensation and long-term incentive awards. Our compensation strategy and actions taken are discussed below in this Compensation Discussion and Analysis and the tabular and narrative disclosures that follow.

Our Named Executive Officers. Our named executive officers for 2018 are:

•	Michael D. Brown, President and Chief Executive Officer

•	Michael A. Hug, Chief Financial Officer

•	Geoffrey Richards, Chief Operating Officer, Wyndham Vacation Clubs

•	Jeffrey Myers, Chief Sales and Marketing Officer, Wyndham Vacation Clubs

•	James Savina, General Counsel and Corporate Secretary

•	Stephen P. Holmes, Non-Executive Chairman of the Board and former Chief Executive Officer

•	David B. Wyshner, former Chief Financial Officer

•	Gail Mandel, former Chief Executive Officer, Wyndham Destination Network

•	Scott G. McLester, former Executive Vice President and General Counsel

Upon completion of the spin-off, (a) Mr. Holmes, our former CEO, became our Non-Executive Chairman of the Board, (b) David Wyshner, our former CFO, became the CFO of Wyndham Hotels, (c) Gail Mandel ceased serving as our CEO, Wyndham Destination Network and (d) Scott G. McLester ceased serving as our Executive Vice President and General Counsel.

Solid Financial and Operational Performance for Shareholders. In 2018 our management team led by our named executive officers produced strong financial and operational results continuing a multi-year track record of delivering outstanding value to our shareholders. Management accomplished these results while also undertaking the substantial efforts needed to effectuate the spin-off transaction.

We also continued to return capital to shareholders:

•
We repurchased approximately $324 million of shares of our common stock under our share repurchase program in 2018 and have repurchased $6.1 billion of our shares since our inception following our 2006 spin-off from Cendant.

•	Share repurchases reduced diluted shares outstanding by 6,250,416 shares in 2018 and by 6,271,841 shares in 2017.

•	We paid dividends of $194 million in 2018.

•	We increased our dividend by 16% in February 2018 and by an additional 10% in February 2019.

Other key business and governance highlights included:

•	The completion of our spin-off in May 2018, resulting in two separate, publicly-traded companies.

•
The two public companies have entered into long-term exclusive license agreements to retain their affiliations with one of the industry’s top-rated loyalty programs, Wyndham Rewards, as well as to continue to collaborate on inventory-sharing and customer cross-selling initiatives. Since its redesign in 2015, Wyndham Hotels’ loyalty program, Wyndham Rewards, has won more than 70 awards, including “Best Hotel Loyalty Program” from US News & World Report and Most Rewarding Hotel Loyalty Program from IdeaWorks.

•
In January 2018, we entered into an agreement to acquire the hotel franchise and hotel management businesses of La Quinta Holdings Inc. (La Quinta) for $1.95 billion in cash. This transaction closed on May 30, 2018 prior to the spin-off of our Hotel Group business. Upon completion of the spin-off, La Quinta became a wholly-owned subsidiary of Wyndham Hotels.

•
In February 2018, we entered into an agreement to sell our European vacation rentals business to Platinum Equity. This transaction closed on May 9, 2018 and the sale resulted in final net proceeds of $1.06 billion and an after-tax gain of $456 million, net of $139 million in taxes.

•	In 2018, Wyndham Vacation Ownership grew sales to new owners by 2.4%. New owners accounted for 37.6% of Wyndham Vacation Ownership’s sales volume in 2018.

•
In 2019, Wyndham Destinations was recognized by Forbes being named to the “Best Employers for Diversity” list. Our holistic integration of responsible environmental, social and governance (ESG) practices continues to be an important driver of our success.

Our 2018 performance laid a solid foundation for the two stand-alone public companies that resulted from the completion of our spin-off. Following the spin-off, the shareholder value principles that guided Wyndham Worldwide continue to guide our company:

•	A capital structure that is efficient without taking undue risk;

•	A capital allocation philosophy that invests in the business and returns excess cash to shareholders; and

•
A fundamental belief that we work for our shareholders and that the best way to deliver for shareholders is to maintain an innovative and inclusive culture that fosters employee engagement and delivers excellent value for our partners, owners, developers and consumers.

Compensation Actions for 2018. As discussed in more detail below in this Compensation Discussion and Analysis, in the first quarter of 2018, in anticipation of the spin-off, the Committee determined not to make any changes to our named executive officers’ base salaries, target annual incentive opportunities or perquisites and other benefits, which remained generally consistent with 2017 compensation levels until the completion of the spin-off on May 31, 2018.

Long Term Incentives. With respect to our long-term incentive program for 2018, in order to encourage retention in connection with the uncertainty associated with the spin-off, the Committee determined to grant equity awards in the form of time-vesting RSUs in March 2018, which did not accelerate upon spin-off, and in June 2018, determined to grant equity awards in the form of time-vesting RSUs and stock options to certain management and officer level employees. The determination was made to grant stock options in lieu of performance-based RSUs due to the difficulty in establishing three-year performance targets in connection with the proposed spin-off.

In August 2017, the Committee determined that, subject to completion of the spin-off, outstanding Wyndham Worldwide equity awards would be treated as follows:

•
Approved Conversion Treatment of Pre-Separation Restricted Stock Units: Unvested time-vesting RSUs covering shares of Wyndham Worldwide stock (which became Wyndham Destinations stock following completion of the spin-off) would remain outstanding and the holders of such RSUs would receive additional time-vesting RSUs covering shares of stock of Wyndham Hotels in accordance with the spin-off distribution ratio.

◦
For individuals who remained employees of Wyndham Destinations following completion of the spin-off, the RSUs covering Wyndham Destinations shares would vest upon the earliest to occur of the six-month anniversary of the completion of the spin-off, Wyndham Destinations’ termination of the individual’s employment without cause, or any earlier vesting date provided for in the existing RSU award agreement. The RSUs covering shares of Wyndham Hotels would fully vest upon completion of the spin-off, subject to the individual’s continued employment through that date.

◦
For individuals who became employees of Wyndham Hotels upon completion of the spin-off, the RSUs covering Wyndham Hotels shares would vest upon the earliest to occur of the six-month anniversary of the completion of the spin-off, Wyndham Hotels’ termination of the individual’s employment without cause, or any earlier vesting date provided for in the existing RSU award agreement. The RSUs covering shares of Wyndham Destinations would fully vest upon completion of the spin-off, subject to the individual’s continued employment through that date.

•
Approved Treatment of Pre-Separation Performance Share Units: Upon the completion of the spin-off, unvested performance-vesting restricted stock units (PVRSUs) would fully time vest without pro-ration, and performance vest based on actual performance achievement determined as of the date of the spin-off and would be settled in both Wyndham Destinations stock and Wyndham Hotels stock in accordance with the spin-off distribution ratio. The PVRSUs granted in 2016 vested at 80% and PVRSUs granted in 2017 vested at 100% based on performance achievement.

NEO Target Total Direct Compensation. In anticipation of the spin-off, our Committee, upon review of its compensation consultant’s competitive analysis and recommendations, adopted the following 2018 compensation packages for our named executive officers based on their new roles, levels of responsibility and their positions as executive officers of a new public company effective June 1, 2018:

Executive	Base Salary	Target Bonus		LTIP Target Fair Value	Target Direct
Michael D. Brown	$1,000,000	150%	$1,500,000	$5,000,000	$7,500,000
Michael A. Hug	$550,000	75%	$412,500	$2,000,000	$2,962,500
Geoff Richards	$500,000	75%	$375,000	$2,000,000	$2,875,000
Jeffrey Myers	$500,000	100%	$500,000	$2,000,000	$3,000,000
James Savina	$475,000	75%	$356,250	$1,200,000	$2,031,250

As Chief Sales and Marketing Officer, Mr. Myers’ Target Bonus is based on our annual incentive compensation program (50%) and our sales incentive compensation plan (50%).

Shareholder Outreach and Changes in our Compensation Program for 2019. Following our 2018 annual meeting and the completion of our spin-off, we adopted certain changes to our compensation program for 2019 to appropriately reflect our new company structure following the spin-off and in response to shareholder feedback. We have continued our shareholder outreach program to seek feedback on our governance and executive compensation practices. In the months following the 2018 annual meeting and the results of our 2018 advisory vote on executive compensation, where our executive compensation program was approved by slightly less than 70% of the votes cast, members of management reached out to our 10 largest shareholders, representing approximately 55% of our total outstanding shares. While largely supportive of the Company’s direction and programs, shareholders voiced a preference for certain improvements to our compensation program. In response to concerns about performance-based compensation, the Committee adopted certain changes to our compensation program outlined below:

•
Approved New Performance Stock Unit (PSU) Program: In March 2019, aligned with shareholder feedback, the Committee re-introduced Performance-based Stock Unit (PSU) Awards for our named executive officers and other members of senior leadership. Each of our named executive officers was granted PSUs which will be earned based on achievement of our cumulative earnings per share (EPS) performance target measured over a three-year performance period. For PSUs granted to our CEO and our CFO, the Committee also determined to incorporate a performance metric based on average Return on Invested Capital (ROIC) measured over the three-year performance period. The three-year targets for cumulative EPS and average ROIC are set to generally align with our strategic growth plan.

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Going Forward 2019 At-Risk Pay Mix: In March 2019, the Committee approved total target compensation for our CEO consisting of base salary (13%), target annual cash incentive award (19%) and target long-term incentive award (68%). His long-term incentive awards include 62% PSUs, 24% non-qualified stock options and 14% time-vesting RSUs. Of our CEO’s total target compensation, 87% is variable and at-risk in the form of annual cash incentive and long-term incentive awards, and 62% is contingent upon achievement of performance metrics in the form of annual cash incentive and PSUs.

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No Merit Based Pay Increases for 2019: In February 2019, the Committee reviewed spin-off compensation packages effective June 1, 2018 and its compensation consultant’s competitive compensation analysis, and determined that there would be no merit pay adjustments to base salary for our CEO or our other named executive officers.

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2019 Annual Incentive Program: The Committee determined to provide 2018 and 2019 annual incentive awards based on achievement of pre-established profitability-based performance metrics without any minimum guarantee, as had been the case with annual incentive awards for 2017 in light of the then-pending spin-off. For 2019 and to align with the profitability measure the Company uses to assess performance and allocate resources, the Committee determined to use adjusted EBITDA as the profitability-based performance metric.

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Selected New Peer Group: In November 2018, the Committee adopted changes to the peer group we use for compensation benchmarking purposes considering business size and focus post spin-off, as described under “Compensation Review and Competitive Analysis”, effective for 2019.

Our Executive Compensation Program and Governance Align with Shareholder Interests. We engage in the following practices to ensure that our executive compensation program and governance align with our shareholders’ interests.

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Our annual incentive compensation program requires achievement of rigorous, profitability-based performance metrics designed to incentivize high-performance and achievement of annual financial goals and thus creates value for our shareholders.

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Equity awards granted to our named executive officers under our long-term incentive plan are designed to align their interests with our shareholders. Equity awards constitute on average approximately 65% of their target annual total compensation and vest over multi-year periods.

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Our incentive compensation program traditionally includes a performance-based equity incentive award, the vesting of which is contingent upon achievement of performance goals over a three-year period, incentivizing medium-term high performance and value growth for our shareholders. For 2018, due to the planned spin-off and in order to encourage retention, the Committee determined to grant time-vesting RSUs, and to grant stock options in lieu of performance-based RSUs, due to the difficulty in setting three-year performance targets in connection with the planned spin-off.

•	We have continued our shareholder outreach program to seek feedback on our governance and executive compensation practices.

•	Our CEO receives no tax gross-ups on perquisites.

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We have policies prohibiting our Directors and senior executives from engaging in any hedging transactions in our equity securities and from pledging, or using as collateral, our securities to secure personal loans or other obligations, including holding shares in margin accounts.

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Our named executive officers do not have the right to receive cash severance based solely upon change-in-control. Severance agreements with respect to cash severance payments are double trigger following the occurrence of a change-in-control.

•	None of our executive officers are entitled to any tax gross-up in connection with severance payments upon termination of employment.

•	Our Board is diverse and all of our Directors, other than our Non-Executive Chairman and our CEO, are independent Directors.

•	All of our Directors are accountable to shareholders through annual elections and we maintain a majority voting policy for uncontested Director elections.

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We are committed to strong ESG principles. We have publicly reported on ESG matters for the last eight years demonstrating our commitment to our leadership in corporate social responsibility. Our teams have collaborated to integrate the strategic priorities of environmental sustainability, inclusion and diversity, human rights, ethics, philanthropy and community support directly into our operations, while at the same time consistently delivering strong performance across our businesses.

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In 2017 we have reduced carbon emissions intensity by 31% and water usage intensity by 22%, to our baseline, while increasing our overall portfolio square footage by 15%.  We recently exceeded our goal to plant one million trees through the Arbor Day Foundation, which has helped us to improve our biodiversity footprint. We continue to work with the Arbor Day Foundation planting on average 200,000 trees per year and sourcing carbon neutral coffee.

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Wyndham Destinations is committed to delivering shareholder and stakeholder value through our social responsibility program, which continues to be an integral part of our culture and how we operate our business around the world. We strive to cultivate an inclusive environment, where our associates, customers, suppliers and communities feel appreciated, respected and valued. In 2019, Wyndham Destinations was recognized by Forbes being named to the Best Employers for Diversity list. We also aim to ensure sustainable environments at all of our destinations, and remain committed to making the world a better place by improving the lives of children and families where we live and work.  In 2018, the Company continued to deliver positive results across our three focus areas: Environmental Sustainability, Inclusion & Diversity and Philanthropy. The Board of Directors, through the Corporate Governance committee, oversees and is updated on the performance of the social responsibility program on a quarterly basis.

Total Compensation Strategy

We employ a Total Compensation Strategy designed to achieve the following objectives:

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Attract and retain high performing senior management talent. We believe that attracting and retaining high-performing senior managers is integral to our ongoing success. Our named executive officers possess extensive experience in our businesses and the hospitality industry segments in which we compete and demonstrate the exceptional leadership skills and commitment to excellence that we believe are critical to our company. Accordingly, our Total Compensation Strategy is designed in part to promote a long-term commitment from our named executive officers.

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Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality, service and leisure companies. As described below, the Committee reviews benchmark data from our peer group as well as broader industry and general industry compensation reference information. The Committee does not view this benchmark as a rigid standard. We also provide our named executive officers with perquisites which we believe are consistent with our peers and health, welfare and retirements benefits which are reviewed on a company-wide basis.

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Support a high-performance environment by linking compensation with performance. Our key goals are to increase our earnings and return value to shareholders. Consistent with these goals, we believe a significant portion of our executive compensation should be contingent on actual results. Accordingly, compensation levels are strongly influenced by corporate, business unit and individual performance.

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Support a long-term focus for our executives that aligns with shareholder interests. Long-term incentive compensation is intended to align the interests of our named executive officers with those of our shareholders as well as support our goal of retaining key leaders.

Compensation Committee Matters

Wyndham Destinations Compensation Committee. The Committee is responsible for providing oversight on executive compensation policies and programs consistent with corporate objectives and shareholder interests. The Committee operates under a written charter adopted by the Board. The Committee reviews the charter on an annual basis. The Committee’s membership is determined by the Board and is composed entirely of independent Directors. The Committee Chair reports at our Board meetings on Committee actions and recommendations.

Executive Compensation Consultant. For 2018, Aon was retained by the Committee as a third-party advisor to provide independent advice, research and evaluation related to executive compensation and was paid approximately $149,000 for its services during 2018. In this capacity, the Committee utilizes reports and analyses prepared by Aon. Aon was retained to provide the Committee with competitive market pay analyses including compensation measurement services, peer group proxy data studies and market trends.

Wyndham Destinations has historically engaged affiliates of Aon for insurance brokerage and actuarial services. In this capacity, management engaged Aon Risk Services, Inc., without Board involvement, to provide insurance brokerage and actuarial services to Wyndham Destinations during 2018. We paid approximately $1.29 million to Aon Risk Services, Inc. for these services during 2018, which amount was offset by commissions paid to Aon Risk Services, Inc. by insurance carriers for placing Wyndham Destinations policies.

Aon has in place policies and procedures designed to prevent conflicts of interest and safeguard the independence of its executive compensation consulting advice. These policies and procedures include segregation of executive compensation services in a separate business unit with performance results of that unit measured solely based on the executive compensation services, clearly defined engagements with compensation committees separate from any other services provided, management of multi-service client relationships by separate account executives, no incentives provided for cross-selling of services and no more favorable terms offered to companies due to the retention of Aon Risk Services, Inc. for additional services. On an annual basis, the Committee reviews the independence of Aon in accordance with New York Stock Exchange requirements and considered this relationship as part of its review. Based on its review, the Committee concluded that no conflict of interest was raised by the services provided by Aon Risk Services, Inc. and determined that the executive compensation advice received from Aon is objective and independent.

Management’s Role. Our management plays a significant role in our executive compensation process including evaluating executive performance and recommending base salary merit increases, performance factors for annual incentive compensation and long-term incentive compensation for the named executive officers other than our CEO. Our CEO works with the Committee to establish the agenda for Committee meetings and management prepares and distributes meeting information to Committee members. Our CEO also participates in Committee meetings at the Committee’s request to provide background information regarding our strategic objectives, his evaluation of the performance of the senior executives and compensation recommendations for senior executives other than himself. Our CEO is not involved in setting his own compensation, which is the exclusive responsibility of the Committee.

While the Committee reviews management’s recommendations, the Committee retains discretion over all elements and levels of the named executive officers’ compensation. The Committee generally bases its decisions on a combination of management’s recommendations with respect to executive compensation other than for our CEO and the external market data provided by our management and compensation consultant.

Committee Consideration of Say-on-Pay Vote. We currently hold an advisory vote on the compensation of our named executive officers (Say-on-Pay Vote) on an annual basis in accordance with the preference expressed by our shareholders at our 2017 annual meeting regarding the frequency of the Say-on-Pay Vote.

We maintain a shareholder outreach program to seek shareholder feedback on our governance and executive compensation practices. At our 2018 annual meeting, slightly less than 70% of the shares voted on our Say-on-Pay Vote voted in support of the compensation of our named executive officers as described in the 2018 proxy statement.

In 2018, in response to the outcome of our Say-on-Pay Vote and to provide context regarding the spin-off and possible compensation-and governance-related changes for the post-transaction company, we reached out to our 10 largest shareholders, representing approximately 55% of our total outstanding shares. While largely supportive of the Company’s direction and programs, shareholders voiced a preference for awarding PSUs as part of regular annual long-term incentive mix. In response to the feedback received, in March 2019, the Committee determined to re-incorporate performance-based equity awards into our long-term incentive program for 2019 in the form of PSUs, and in addition to this profitability-based performance metric, the Committee incorporated an additional Return on Invested Capital (ROIC) based performance metric for a portion of the PSUs granted to our Chief Executive Officer and Chief Financial Officer. The Committee also determined to continue to provide 2019 annual incentive awards based on achievement of established profitability-based performance metrics based on shareholder feedback. We continue to review all of our governance and compensation practices.

Annual Evaluation and Compensation Risk Assessment. An important aspect of the Committee’s work relates to the annual determination of compensation for our named executive officers. The Committee meets each year to review the performance of the named executive officers and review, consider and approve any potential increases in base salaries, annual incentive compensation, grants of long-term incentive compensation and perquisites.

As part of its annual total compensation program review, the Committee reviews the potential for any material risks arising from or relating to our compensation programs. Based on this review, the Committee believes that our compensation programs do not encourage excessive risk-taking by our executives or employees and are not reasonably likely to have a material adverse effect on Wyndham Destinations. In reaching its conclusion, the Committee considered the following aspects of our compensation programs believed to encourage the management of our business in a prudent manner:

•	The Committee reviews and compares executive compensation against our peer group to confirm that compensation is within an acceptable range relative to the external market.

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Our performance-based compensation is in large part keyed to our earnings, aligning interests of shareholders and management, and designed to improve our core operating results as opposed to using leverage or other high risk strategies.

•	Our annual incentive compensation opportunities and PSUs are capped at a specified maximum as a countermeasure to excessive risk-taking.

•	Our commission-based sales programs are monitored by management for compliance with law and internal policies.

Compensation Review and Competitive Analysis

Management and the Committee believe that information regarding compensation practices at other companies is useful in evaluating the compensation of our named executive officers. Management and the Committee recognize that our compensation practices must be competitive in the market to attract and retain high performing senior managers. The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

2018 and 2019 Peer Group Composition. In early 2018, in light of the planned spin-off, management considered, among other factors, the publicly available compensation-related information of the companies listed below as a general reference point when developing recommendations for our executives’ compensation following the spin-off. Selection was based on one or more of the following criteria considering the business after spin-off: companies or divisions within companies in generally the same industry or business; companies similar in size to the Company after spin-off in terms of anticipated revenues and market value; post spin-off companies used by analysts to compare financial performance; and organizations with which we compete for executive talent.

Companies referenced in 2018 were:

Caesars Entertainment Corporation	Hyatt Hotels Corporation
Las Vegas Sands Corp.	ILG, Inc.
MGM Resorts International	Marriott International, Inc.
Penn National Gaming, Inc.	Marriott Vacations Worldwide Corporation
Pinnacle Entertainment, Inc.	Royal Caribbean Cruises Ltd.
Wynn Resorts, Limited	Expedia, Inc.
Hilton Grand Vacations Inc.	Darden Restaurants, Inc.
Hilton Worldwide Holdings Inc.	Toll Brothers, Inc.

After the spin-off, considering changes in company size and business lines, the Committee reviewed our peer group composition used for executive compensation benchmarking purposes based generally on the criteria described above.

As a result of this review, in November 2018, the Committee determined to adopt the following new peer group, effective for 2019, based upon the review and recommendation of Aon:

Alaska Air Group, Inc.	Live Nation Entertainment, Inc.
Boyd Gaming Corporation	Marriott International, Inc.
Caesars Entertainment Corporation	Marriott Vacations Worldwide Corporation
Chipotle Mexican Grill	MGM Resorts International
Choice Hotels International, Inc.	Norwegian Cruise Line Holdings Ltd.
Darden Restaurants, Inc.	Penn National Gaming, Inc.
Extended Stay America, Inc.	PulteGroup, Inc.
Hilton Grand Vacations, Inc.	Royal Caribbean Cruises Ltd.
Hilton Worldwide Holdings Inc.	Six Flags Entertainment Corporation
Hyatt Hotels Corp.	Vail Resorts, Inc.
JetBlue Airways Corporation
Peer Review. In February 2019, our compensation consultant’s review of peer group compensation included the following compensation elements using the most recently filed proxy statements for each peer company: base salary, annual incentive compensation, long-term incentive compensation, total cash compensation and total compensation. Peer data was supplemented with general industry data also provided by our compensation consultant.
Consistent with our Total Compensation Strategy, we broadly target total compensation at competitive levels versus the peer group. Our compensation consultant advised management and the Committee that our named executive officer compensation packages are competitive with our peer group and the elements of compensation we provide our named executive officers are consistent with the compensation elements provided by our peer group companies.
This comparative review is used only as a broad competitive reference point. The Committee does not employ a rigid benchmarking standard because the Committee does not believe that categorical guidelines or formulae are appropriate for determining the mix or levels of compensation for our named executive officers. The Committee views this comparative review as a factor in making compensation decisions for our named executive officers as it does not account for other factors such as challenges we face as a company, individual past and expected future performance, leadership ability, recruiting and retention needs, succession planning, experience or scope of responsibility.

Base Salary

Consistent with our Total Compensation Strategy, we provide base salaries designed to attract and retain our named executive officers and provide them with a base level of income.

In March 2018 in anticipation of spin-off, the Committee determined not to make any changes to our named executive officers’ base salaries.

In May 2018, the Committee approved new base salary rates effective June 1, 2018 for named executive officers appointed to Wyndham Destinations post spin-off. The base salaries listed in the Summary Compensation Table represent the base salary earned in 2018 based on base salary rates in effect pre- and post-spin-off. Below are the base salary determinations made by the Committee effective June 1, 2018.

Executive	Previous Salary	New Base Salary as of June 1, 2018
Michael D. Brown	$700,000	$1,000,000
Michael A. Hug	$365,650	$550,000
Geoff Richards	$350,000	$500,000
Jeffrey Myers	$385,000	$500,000
James Savina	n/a	$475,000

Mr. Savina’s base salary reflects his salary upon joining Wyndham Destinations on April 30, 2018.

Annual Incentive Compensation

Consistent with our Total Compensation Strategy, we provide cash-based annual incentive compensation designed to create incentives for the named executive officers to drive our short-term financial and operating performance and thus create value for our shareholders.

On an annual basis, in the first quarter, management recommends and the Committee approves a combination of factors to determine potential 2018 annual incentive compensation for our named executive officers including actual total company (corporate) and/or business unit Earnings Before Interest and Taxes (EBIT), as adjusted, a standard measure of our profitability, as measured against target EBIT established at the beginning of the plan year, and a target award opportunity generally expressed as a percentage of each executive’s base salary. An executive’s annual incentive compensation may be higher or lower than target annual incentive compensation depending on corporate and/or business unit performance. The maximum annual incentive award opportunity for our named executive officers under the annual incentive compensation program is 150% of the target award opportunity.

The EBIT targets set for the corporation and its business units are recommended by management subject to approval by the Committee and are based on operating budgets that reflect our strategic plan. EBIT may be adjusted to reflect certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance such as restructuring costs and impairments, the categories of which are generally specified at the outset of the performance period.

Following the completion of each year, the Committee reviews the corporate and business unit operating results achieved against the pre-established EBIT targets approved by the Committee. In addition, as a threshold matter, to ensure that the performance of the individual executives is at the high level expected, senior management reviews with the Committee (or in the case of our CEO, the Committee itself reviews) each executive’s individual contributions and personal leadership together with their performance on corporate or business unit strategic objectives, business drivers, business development and other initiatives as applicable. If based on this review, performance at the corporate, business unit or individual level did not meet expectations, the Committee may use its discretion to adjust downward or not provide the executive’s annual incentive compensation award. In exceptional circumstances, the Committee may use its discretion to increase an executive’s annual incentive compensation based on individual performance.

2018 Annual Incentive Program. In March 2018, management recommended and the Committee approved corporate and business unit EBIT targets for our 2018 annual incentive program. Under our 2018 annual incentive program, the pre-established performance tiers ranged from approximately 94% up to 105% of the EBIT target for the corporation and each business unit, with corresponding payout levels ranging, respectively, from 25% of the target award opportunity up to a maximum of 150% of the target award opportunity. Payout level is interpolated where performance is achieved between the specified performance tiers subject to the 150% maximum payout. Performance achievement below 94% of the EBIT target for the corporation or a business unit results in no payout with respect to any portion of the award based on such corporate or business unit’s performance.

As a result of the spin-off, in July 2018, management recommended and the Committee approved revised EBIT targets reflecting our company’s structure after the spin-off for corporate and our business units. In addition, as noted below, the Committee approved new employment agreements and employment letters, effective June 1, 2018, which established new annual target award opportunities for each of our named executive officers. Accordingly, with the exception of Mr. Savina who commenced employment on April 30, 2018, our named executive officers’ 2018 annual incentive payments were pro-rated to reflect (i) for the portion of the year preceding the spin-off, their base salaries and target award opportunities in effect for January 1, 2018 through May 31, 2018 and (ii) for the portion of the year following the spin-off, their new base salaries and target award opportunities effective June 1, 2018. Performance for the entire one-year performance period was measured against the revised targets reflecting the Company’s structure following the spin-off, which are specified below.

For 2018, EBIT targets were as follows: the corporate EBIT target was $809 million and actual adjusted corporate EBIT was $819.6 million, or 101.3% of the target. The Wyndham Vacation Clubs EBIT target was $672.7 million and actual adjusted EBIT was $674.9 million, or 100.3% the target. The Committee reviewed and determined to apply certain limitations on positive adjustments, approving a payout ratio of 100% for both corporate and Wyndham Vacation Clubs. The Wyndham Vacation Ownership business unit was renamed Wyndham Vacations Clubs after the spin-off.

Annual incentive compensation paid to Mr. Brown and Mr. Hug was weighted 25% on the corporate results and 75% on Wyndham Vacation Clubs results for the first five months of 2018 preceding the spin-off and weighted 100% on the corporate results for the last seven months of 2018. The Committee reviewed the corporate and Wyndham Vacation Clubs results together with Mr. Brown’s individual performance and determined that he receive a 2018 annual incentive compensation award at 100% of target. Management reviewed the corporate and Wyndham Vacation Clubs results together with Mr. Hug’s individual performance and recommended to the Committee that he receive 2018 annual incentive compensation at 100% of target. No adjustments to their annual incentive payments were made for individual performance.

As a result of the spin-off, annual incentive compensation paid to Mr. Richards and Mr. Myers was weighted 25% on the corporate results and 75% on Wyndham Vacation Clubs results for the first five months of 2018 preceding the spin-off and weighted 50% on the corporate results and 50% on Wyndham Vacation Clubs results for the last seven months of 2018. Management reviewed the corporate and Wyndham Vacation Ownership results together with Mr. Richards’ individual performance and recommended to the Committee that he receive 2018 annual incentive compensation at 100% of target. Management reviewed the corporate and Wyndham Vacation Ownership results together with Mr. Myers’ individual performance and recommended to the Committee that he receive 2018 annual incentive compensation at 100% of target. No adjustments to annual incentive payments were made for their individual performance. Based on his role as Chief Sales and Marketing Officer, Mr. Myers continues to participate in a sales incentive plan. After spin-off, his annual incentive award under our annual compensation program accounts for 50% of his annual cash bonus opportunity while his sales incentive cash bonus accounts for the remaining 50% of his cash bonus opportunity. This 2018 sales incentive plan paid out at 109% of target level measured against targets for New Owner Revenue and Net Operating Income for Wyndham Vacation Clubs North America. Mr. Richards also participated in the sales incentive plan until completion of spin-off and the amount earned under the plan was determined based on performance through that date. These targets, established the first quarter of 2018, were deemed to be challenging but achievable.

Mr. Savina joined the Company on April 30, 2018. Annual incentive compensation was weighted 100% on corporate results for the period April 30, 2018 to December 31, 2018. Mr. Savina’s annual incentive compensation payment is based on his salary earned for that period, which is a pro-rated amount reflecting his commencement of employment on April 30, 2018. Management reviewed corporate results together with Mr. Savina’s individual performance and determined that he receive a 2018 annual incentive compensation award at 100% of target. No adjustment to his annual incentive award was made based on individual performance.
Mr. Holmes, Mr. Wyshner, Ms. Mandel and Mr. McLester ceased employment with the Company in 2018 and did not participate in our annual incentive compensation program for 2018.

The Non-Equity Incentive Plan columns of the Summary Compensation Table list the annual incentive compensation we paid our named executive officers for 2018.

Long-Term Incentive Compensation

Consistent with our Total Compensation Strategy, we provide our named executive officers with long-term incentive compensation to create incentives to achieve share price appreciation for the benefit of shareholders and to encourage executive retention. Accordingly, our long-term incentive compensation for our named executive officers generally focuses on aligning their interests with those of shareholders, achieving competitiveness with the external market, rewarding key talent contributions and retention. Long-term incentive compensation is granted under our 2006 Equity and Incentive Plan. Our compensation consultant and the Committee periodically review our plan design to confirm its consistency with our peers with respect to items such as long-term incentive mix prevalence and vesting provisions.

As a general matter, management annually recommends to the Committee an aggregate budget available for long-term incentive compensation. Long-term incentive compensation is recommended by management (other than for our CEO, which is determined by the Committee) and granted by the Committee to the named executive officers based on individual performance review, scope of responsibility and future potential. Elements of individual performance considered by the Committee in such review include corporate or business unit results of operations, achievement of strategic objectives and leadership characteristics. As described below due to spin-off, the customary annual long-term incentive grants were not awarded in 2018.

2018 Long-Term Incentive Awards. In March 2018, during a transition year, the Committee determined not to award its customary annual long-term incentive grants in the form of time-vesting RSUs and performance-vesting RSUs in light of the spin- off. The Committee determined instead to grant transaction awards in the form of time-vesting RSUs to certain management and officer-level employees, including Mr. Brown and Mr. Wyshner, who each received an award of 12,109 RSUs, Mr. Hug and Mr. Richards, who each received an award of 1,729 RSUs and Mr. Meyers, who received an award of 1,946 RSUs, in order to encourage continued employment with Wyndham Destinations or Wyndham Hotels, as applicable, after completion of the spin-off. Mr. Holmes received an award of 432 RSUs consistent with the RSU awards made to our non-employee Directors. In August 2017, the Committee determined that outstanding RSUs would be adjusted to provide for accelerated vesting of awards upon or following spin-off, as described above under “Compensation Actions for 2018.” These RSUs granted in March 2018 were not subject to acceleration upon completion of the spin-off and will fully vest on July 1, 2019, which date represents the first anniversary of the spin-off plus 30 days, subject to the individual’s continued employment through the vesting date. Following completion of the planned spin-off, these RSUs remained outstanding and became RSUs covering Wyndham Destinations stock. In accordance with the pro-rata distribution ratio at spin-off, the holders received an equal number of additional time-vesting RSUs covering shares of stock of

Wyndham Hotels, in each case subject to the original vesting terms. Ms. Mandel and Mr. McLester did not participate in our long-term incentive program for 2018.

In June 2018, the Committee determined to grant initial equity awards to our named executive officers and other members of our senior management team on the inaugural day of trading after spin-off. As described earlier, these awards took the form of a combination of time-vesting RSUs and stock options. The RSUs and stock options are scheduled to vest ratably on the first four anniversaries of the grant date, subject to continued employment. These awards are designed to promote retention with multi-year vesting restrictions and to drive share price appreciation, thereby aligning the interests of our executives and our shareholders.

2019 Long-Term Incentive Awards. For our 2019 long-term incentive program, the Committee re-introduced Performance-based Stock Unit (PSU) Awards for our named executive officers and other members of senior leadership. Each of our named executive officers was granted PSUs which will be earned based on achievement of our cumulative EPS performance target measured over a three-year performance period. For PSUs granted to our CEO and our CFO, the Committee also determined to incorporate a performance metric based on average ROIC measured over the three-year performance period. The three-year targets for cumulative EPS and average ROIC are set to generally align with our strategic growth plan.

Perquisites

We provide our named executive officers with perquisites that management and the Committee believe are reasonable, competitive and consistent with our Total Compensation Strategy. Management and the Committee believe that our perquisites help us to retain highly talented managers and allow them to operate more effectively.

To ensure consistency with market practices, the Committee periodically reviews a market assessment of competitive perquisite practices utilizing widely available market data publications from Aon and other compensation consultants.

In February 2018, the Committee approved perquisites for the named executive officers including a leased automobile and financial planning services. For certain perquisites, the named executive officers other than Mr. Holmes and Mr. Brown receive a tax gross- up payment, which means they receive additional compensation to reimburse them for the amount of taxes owed on the compensation imputed for the perquisite. Mr. Holmes and Mr. Brown do not receive tax gross-up payments on perquisites. As permitted under his employment agreement, during 2018 prior to the spin-off, we provided Mr. Holmes with personal use of the Company aircraft for which we imputed income without a tax gross-up. The 2018 All Other Compensation Table lists compensation attributable to perquisites provided to the named executive officers for 2018.

Deferred Compensation Plans

Officer Deferred Compensation Plan. Our nonqualified officer deferred compensation plan permits named executive officers to defer base salary and annual incentive compensation. We match executive contributions to the plan up to 6% of base salary, annual cash incentive compensation and annual cash sales incentive compensation. The executive makes an irrevocable deferral election prior to the beginning of the calendar year. The executive may elect a single lump-sum payment of his or her account or may elect payments in annual installments up to ten years. The participant’s entire account balance is 100% vested. The contributions to our officer deferred compensation plan applicable to our named executive officers are listed in the Nonqualified Deferred Compensation Table.

401(k) Plan. We provide all employees, including our named executive officers, with a 401(k) plan after the initial year of service. Our 401(k) plan permits named executive officers to defer base salary. We provide named executive officers and other participants a company match of base salary contributed up to 6% of base salary. The Company match is 100% vested.

Savings Restoration Plan. We make available to our named executive officers a savings restoration plan, which allows executives to defer compensation in excess of the amounts permitted by the Internal Revenue Code of 1986, as amended (Code), but there are no matching contributions for these deferrals. None of our named executive officers participate in our Savings Restoration Plan.

Severance Arrangements

The employment agreements of our named executive officers provide for payments as a percentage of base salary and annual incentive compensation, as well as accelerated vesting of specified long-term equity grants, and in the case of performance-based equity awards, vesting based on performance during a specified period, if the executive’s employment is terminated without cause or, if applicable, for a constructive discharge. These payments and terms are discussed more specifically below under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”

In connection with Mr. Holmes’ separation from employment as our CEO and his transition to serving as our Non-Executive Chairman, we entered into a separation and release agreement with him pursuant to which he received severance payments and benefits generally consistent with those provided for in his employment agreement. For additional information, see the 2018 All Other Compensation Table.

The severance terms for the named executive officers were established in connection with their employment agreements and employment letters consistent with peer group market practices. We believe these arrangements are necessary to attract and retain our executives and ensure the continuity of management. The primary focus of the severance terms is generally on the termination of employment and thus the value of these terms arises only in the context of imminent termination. The severance terms do not enhance an executive’s current income and therefore are independent of the peer group data review.

Change-in-Control Arrangements

In the event of a change-in-control of Wyndham Destinations, the named executive officers receive cash severance payments only if their employment is terminated without cause or, if applicable, for constructive discharge following the change-in-control. Our named executive officers are not entitled to any excise tax gross-up in connection with their change-in-control arrangements. Long-term equity compensation grants made to all eligible employees, including the named executive officers, fully vest on a change-in-control. The payments and terms of our named executive officers’ change-in-control arrangements are discussed under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”

The change-in-control terms for the named executive officers established in connection with their employment agreements are generally consistent with peer group market practices. Since a potential change-in-control transaction generally results in increased shareholder value, the Committee believes that it is important to provide incentives to motivate the named executive officers to pursue and complete a potential transaction should it arise and ensure retention. Like the severance arrangements, the value of the change-in-control arrangements arises only in the context of an imminent change-in-control. The terms do not enhance the named executive officers’ current income and therefore are independent of the peer group data review. The spin-off did not constitute a change-in-control under our change-in-control arrangements.

Executive Officer Stock Ownership Guidelines

Our Executive Officer Stock Ownership Guidelines are intended to align further the interests of executive officers with the interests of shareholders. The guidelines require our named executive officers to own our common stock with a market value at least equal to the following multiples: CEO: 4 times base salary, Business Unit CEO and our CFO: 2 times base salary, and all other executive officers: 1 times base salary. Named executive officers have a period of five years after first becoming an executive officer subject to the guidelines to achieve compliance with this ownership requirement. Stock ownership meeting the guidelines includes common stock and RSUs but excludes PSUs and stock options. As of December 31, 2018, all of the named executive officers exceeded these stock ownership requirements.

Policy Against Hedging and Pledging of Company Stock

Our insider trading policy contains restrictions on transactions in our securities by our Directors, executive officers and other employees who have regular access to material nonpublic information in the normal course of their duties. Under this policy, these parties are prohibited from directly or indirectly purchasing financial instruments or engaging in any derivative transactions that are designed to hedge, offset or eliminate the risk of any decrease in the market value of Wyndham Destinations securities. These persons are also prohibited under this policy from pledging Wyndham Destinations securities as collateral for personal loans, including holding Wyndham Destinations securities in margin accounts.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
Louise F. Brady (Chair)
James E. Buckman
Denny Marie Post
Michael H. Wargotz

Employment Agreements and Employment Letters

We have entered into an employment agreement or employment letter with each of our current named executive officers, the terms of which form the basis of their compensation elements and levels. The compensation elements provided under the agreements and letters are reviewed by management, our compensation consultant and the Committee against the peer group described below under “Compensation Review and Competitive Analysis.”

In 2018, the following actions were taken with respect to our named executive officers’ employment agreements and employment letters:

•
Effective upon the completion of the spin-off, Mr. Holmes ceased his employment with the Company and his agreement is no longer in effect. He remained on our Board as our Non-Executive Chairman. In connection with his cessation of employment as our CEO, we entered into a separation and release agreement with Mr. Holmes.

•	We entered into a new employment agreement with Mr. Brown in connection with his appointment as President and CEO of Wyndham Destinations following the spin-off.

•	We entered into an employment agreement with Mr. Hug in connection with his appointment as Chief Financial Officer of Wyndham Destinations following the spin-off.

•	We entered into an employment letter with Mr. Richards in connection with his appointment as Chief Operating Officer, Wyndham Vacation Clubs following the spin-off.

•	We entered into an employment letter with Mr. Myers in connection with his appointment as Chief Sales and Marketing Officer, Wyndham Vacation Clubs following the spin-off.

•	We entered into an employment letter with Mr. Savina in connection with his appointment as General Counsel and Corporate Secretary following the spin-off.

•	Mr. Wyshner’s employment agreement was assigned to Wyndham Hotels in connection with the spin-off.

•
Effective upon the completion of the spin-off, Ms. Mandel ceased her employment with the Company and her agreement is no longer in effect. In connection with her cessation of employment as our CEO, Wyndham Destination Network, we entered into a separation and release agreement with Ms. Mandel.

•
Effective upon the completion of the spin-off, Mr. McLester ceased his employment with the Company and his agreement is no longer in effect. In connection with his cessation of employment as our Executive Vice President and General Counsel, we entered into a separation and release agreement with Mr. McLester.

The terms of the employment agreements, employment letters and separation and release agreements with our named executive officers are described below under “Agreements with Named Executive Officers.”

2018 Summary Compensation Table
The following table summarizes compensation paid to our named executive officers for 2018, 2017, and 2016.

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)		All Other Compensation ($)(c)	Total ($)
Michael D. Brown (d)	2018	868,464	—		3,899,913	2,499,997	1,168,080		27,792	8,464,246
President and Chief Executive Officer	2017	484,618	700,000		3,250,000	—	—		19,900	4,454,518
	2016	—	—		—	—	—		—	—
Michael A. Hug (e)	2018	469,184	—		1,699,866	499,998	316,728		100,957	3,086,733
Executive Vice President and Chief Financial Officer	2017	—	—		—	—	—		—	—
	2016	—	—		—	—	—		—	—
Geoffrey Richards (e)	2018	434,238	—		1,699,866	499,998	354,729		104,453	3,093,284
Chief Operating Officer, Wyndham Vacation Clubs	2017	—	—		—	—	—		—	—
	2016	—	—		—	—	—		—	—
Jeffrey Myers (e)	2018	449,587	—		1,724,953	499,998	537,839		119,566	3,331,943
Chief Sales and Marketing Officer, Wyndham Vacation Clubs	2017	—	—		—	—	—		—	—
	2016	—	—		—	—	—		—	—
James Savina (e)	2018	310,583	—		899,966	299,997	232,937		383,602	2,127,085
General Counsel and Corporate Secretary	2017	—	—		—	—	—		—	—
	2016	—	—		—	—	—		—	—
Stephen P. Holmes (f)	2018	697,033	—		49,944	—	—		20,732,189	21,479,166
Former Chief Executive Officer, Non-Executive Chairman of the Board	2017	1,575,902	—		9,000,000	—	3,340,911		1,163,332	15,080,145
	2016	1,571,150	—		6,000,000	2,000,000	—	(g)	963,898	10,535,048
David B. Wyshner (h)	2018	250,005	—		1,399,921	—	—		15,000	1,664,926
Former Executive Vice President and Chief Financial Officer	2017	257,505	—		3,500,000	—	272,955		31,377	4,061,837
	2016	—	—		—	—	—		—	—
Gail Mandel	2018	278,659	1,750,000	(i)	—	—	—		4,989,440	7,018,099
Former President and Chief Executive Officer, Wyndham Destination Network	2017	620,780	349,189	(i)	2,700,000	—	164,817		171,248	4,006,034
	2016	565,391	—		2,100,000	—	620,800		143,181	3,429,372
Scott G. McLester (e)	2018	223,371	1,010,000	(i)	—	—	—		4,012,710	5,246,081
Former Executive Vice President and General Counsel	2017	—	—		—	—	—		—	—
	2016	—	—		—	—	—		—	—
_______________

(a)
Represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 21 to our 2018 audited financial statements of our Annual Report on Form 10-K filed with the SEC on February 26, 2019.

(b)
For 2018, represents annual incentive compensation for 2018 paid in 2019 and Sales Incentive Compensation for 2018 paid in 2019. The total payout for Mr. Myers under the sales incentive plan was $324,586 and for Mr. Richards was $65,013. Mr. Richards ceased participation in the sales incentive plan upon completion of spin-off. For 2017, represents annual incentive compensation for 2017 paid in 2018. For 2016, represents annual incentive compensation for 2016 paid in 2017.

(c)	See All Other Compensation Table below for a description of compensation included in this column.

(d)
Information is not reported for Mr. Brown for 2016 because he joined our Company in 2017. For 2017, the amount shown as base salary reflects the amount paid to Mr. Brown following his commencement of employment on April 27, 2017. Pursuant to the terms of his employment agreement, Mr. Brown was entitled to a guaranteed bonus for 2017 equal to 100% of his base salary, as shown in the bonus column, and a sign-on RSU grant with value of $750,000, which is included in his stock awards for 2017.

(e)
Information is not reported for Messrs. Hug, Richards, Myers or Savina for 2016 and 2017 because each was initially appointed as an executive officer of our company in 2018. Information is not reported for Mr. McLester for 2016 and 2017 because this is his first year as one of our named executive officers. The amount shown as base salary for 2018 reflects the amount paid to Mr. Savina in 2018 following his commencement of employment on April 30, 2018, and the amount shown as non-equity incentive plan compensation for 2018 reflects his prorated annual incentive compensation award for 2018.

(f)	The amount shown as base salary for 2018 reflects the amount paid to Mr. Holmes in 2018 prior to his cessation as CEO on May 31, 2018 in connection with the spin-off.

(g)
For 2016, Mr. Holmes suggested and the Compensation Committee independently determined that his annual incentive compensation award would be zero to emphasize to all stakeholders our commitment to accountability and aligning company interests with shareholder interests.

(h)
Information is not reported for Mr. Wyshner for 2016 because he joined our company in 2017. The amount shown as base salary for 2017 reflects the amount paid to Mr. Wyshner in 2017 following his commencement of employment on August 2, 2017, and the amount shown as non-equity incentive plan compensation for 2017 reflects his prorated annual incentive compensation award for 2017. The amount shown as base salary for 2018 reflects the amount paid to Mr. Wyshner in 2018 prior to his cessation as CFO on May 31, 2018 in connection with the spin-off.

(i)
For 2018 Ms. Mandel and Mr. McLester received a transaction incentive in connection with the sale of our European vacation rental business which was paid upon completion of the spin-off. For 2017 Ms. Mandel received a guaranteed bonus amount in addition to the annual incentive compensation earned for 2017.

2018 All Other Compensation Table

The All Other Compensation column in the Summary Compensation Table above includes the following for 2018.

	Mr. Brown ($)	Mr. Hug ($)	Mr. Richards ($)	Mr. Myers ($)	Mr. Savina ($)	Mr. Holmes ($)	Mr. Wyshner ($)	Ms. Mandel ($)	Mr. McLester ($)
Personal use of company aircraft (a)	—	—	—	—	—	106,893	—	—	—
Company automobile (b)	19,200	18,954	18,220	25,378	17,964	8,824	—	7,452	10,319
Financial planning services (c)	8,252	4,605	4,605	4,605	3,070	—	—	2,524	—
401(k) company match	—	15,840	16,500	15,010	—	—	—	16,500	11,169
Deferred compensation company match	—	47,155	49,481	60,967	—	—	15,000	16,720	13,402
Executive Annual Physical	—	—	—	—	—	—	—	2,000	6,895
Recognition Events (d)	340	—	1,217	9,093	—	—	—	—	—
Aggregate tax gross-up (e)	—	14,403	14,430	4,513	89,241	—	—	16,479	12,587
Severance (f)	—	—	—	—	—	20,241,230	—	4,927,765	3,958,338
Relocation (g)	—	—	—	—	273,327	—	—	—	—
Non-Employee Director Compensation (h)	—	—	—	—	—	375,242	—	—	—
Total (i)	27,792	100,957	104,453	119,566	383,602	20,732,189	15,000	4,989,440	4,012,710
_______________

(a)
The value shown for personal use of company aircraft is the aggregate incremental cost to Wyndham Destinations of such use based on the average variable operating cost per hour flown which includes fuel costs, repositioning, landing and parking fees, catering expenses and associated air crew lodging and related expenses. Fixed costs that do not change based on usage such as crew salaries, insurance and maintenance are not included.

(b)
Aggregate incremental cost to us of automobile benefit calculated as the aggregate company payment less any executive contribution. The amounts for company payment include insurance and other charges and exclude tax gross-up described below.

(c)	Amounts exclude tax gross-up described below.

(d)
Mr. Brown, Mr. Richards and Mr. Myers attended Employee Recognition events and these additional amounts were recognized as income related to their attendance. Mr. Brown, Mr. Richards and Mr. Myers did not receive tax-gross up payment related to these amounts.

(e)
Mr. Holmes and Mr. Brown do not receive tax-gross up payments on perquisites. Aggregate tax gross-up for our other named executive officers consisted of the following: Mr. Hug: automobile $11,415 and financial planning $2,988; Mr. Richards: automobile $11,442 and financial planning $2,988; Mr. Myers: automobile $1,525 and financial planning $2,988; Mr. Savina: automobile $2,072, financial planning $988 and relocation $86,181; Ms. Mandel: automobile$9,090, and financial planning $7,389; Mr. McLester: automobile $12,587.

(f)
For Mr. Holmes, in connection with his separation as CEO of the Company, severance includes a $14,135,823 cash severance payment and, pursuant to his employment agreement and his separation and release agreement, a $574,703 lump sum subsidy payment due to Mr. Holmes in respect of premiums related to his “Post-Employment Benefits”. Mr. Holmes and his spouse will continue to be eligible to participate in the medical, dental and vision service plans in which he was a participant at the time of the May 31, 2018 spin-off, or such other plans subsequently made available to senior executive officers of the Company or any successor company, in each case, subject to the terms and conditions of such plans (“Post-Employment Plans”) through the end of the plan year in which Mr. Holmes reaches or would have reached age 75 (the “Post-Employment Benefits”), subject to Mr. Holmes’ and/or his spouse’s, as applicable, continued payment of the gross premiums (on an after-tax basis) to the Company’s designated plan administrator and any co-payments, deductibles and similar costs; provided that if Mr. Holmes or his spouse becomes eligible for Medicare or any other government-sponsored medical, dental and/or vision insurance plan or any other company’s medical, dental and/or vision insurance plan as an employee, the Company’s insurance obligations as part of the Post-Employment Benefits will become secondary to such other government plan or other company plan. Mr. Holmes’ severance amount includes $5,530,704 attributable to acceleration of his Wyndham Destinations stock-settled appreciation rights and his time-vesting Wyndham Destinations RSUs upon his separation from employment calculated using the closing price of Wyndham Destinations common stock on the effective date of termination.

Mr. Holmes’ outstanding PVRSUs also vested upon the spin-off, consistent with the Employee Matters Agreement and vesting terms approved by the Wyndham Worldwide board of directors for all participants then holding outstanding unvested PVRSUs. Pursuant to these vesting terms, contingent only upon completion of the spin-off, unvested PVRSUs would fully time vest without pro-ration, and performance vest based on actual performance achievement determined as of the date of the spin-off and would be settled in both Wyndham Destinations stock and Wyndham Hotels stock in accordance with the spin-off distribution ratio. The PVRSUs granted in 2016 vested at 80% and the PVRSUs granted in 2017 vested at 100% based on performance achievement, all as described above in the Compensation Discussion and Analysis under “Compensation Actions in 2018”. This vesting was not contingent upon employment termination. Accordingly, the severance amount reported above does not include PVRSUs granted in 2016 to Mr. Holmes which vested at 80% (66,992

Wyndham Destination shares with a value of $3,229,684) or the PVRSUs granted in 2017 which vested at 100% (144,161Wyndham Destination shares with a value of $6,950,002) in accordance with the PVRSU vesting terms.  See below under “Agreements with Named Executive Officers - Mr. Holmes” for additional information.

For Ms. Mandel, severance consists of her $2,520,000 cash severance payment, a pro-rated target bonus for 2018 of $262,356, $2,141,875 attributable to accelerated vesting of her outstanding time-vesting RSUs and $3,534 attributable to continued use of the financial planning services.

Ms. Mandel’s outstanding PVRSUs also vested upon the spin-off, consistent with the Employee Matters Agreement and vesting terms approved by the Wyndham Worldwide board of directors for all participants then holding outstanding unvested PVRSUs, as described above in this footnote (f). The vesting was not contingent upon employment termination. Accordingly, the severance amount reported above does not include PVRSUs granted in 2016 to Ms. Mandel which vested at 80% (11,723 Wyndham Destination shares with a value of $565,166) or the PVRSUs granted in 2017 which vested at 100% (16,218 Wyndham Destination shares with a value of $781,870) in accordance with the PVRSU vesting terms. See below under Agreements with Named Executive Officers - Ms. Mandel for additional information.

For Mr. McLester, severance consists of his $2,020,000 cash severance payment, a pro-rated target bonus for 2018 of $210,301 and a $65,000 subsidy payment for COBRA premiums, and $1,654,037 attributable to accelerated vesting of his outstanding time-vesting RSUs.

Mr. McLester’s outstanding PVRSUs also vested upon the spin-off, consistent with the Employee Matters Agreement and vesting terms approved by the Wyndham Worldwide board of directors for all participants then holding outstanding unvested PVRSUs, as described above in this footnote (f). The severance amount reported above does not include PVRSUs granted in 2016 to Mr. McLester which vested at 80% (10,048 Wyndham Destination shares with a value of $484,414) or the PVRSUs granted in 2017 which vested at 100% (11,412 Wyndham Destination shares with a value of $550,173) in accordance with the PVRSU vesting terms.

(g)	Mr. Savina joined the Company in 2018 and relocated to the corporate headquarters location. These amounts exclude tax gross-up.

(h)
As Non-Executive Chairman of the Board, Mr. Holmes receives an annual retainer of $320,000, with $160,000 payable in the form of cash and $160,000 payable in the form of Company common stock. Mr. Holmes also receives $20,000 annually in fees as a member of the Executive Committee. For the period from June 1, 2018 through December 31, 2018, the amount reported here includes; $99,167 paid in cash and $99,136, the aggregate grant date fair value paid in the form of common stock and/or DSUs for Mr. Holmes’ annual retainer and committee fees. Pursuant to Mr. Holmes’ agreement under which he was appointed as our Non-Executive Chairman of the Board, he was granted RSUs having a grant date fair value equal to $149,978, which vest ratably over four years subject to his continued service on the Board. During Mr. Holmes’ service on our Board, the Company will pay him (i) $18,750 per year towards the cost of his retaining an administrative assistant to assist him in performing his duties to the Company and (ii) $12,500 per year towards his cost in securing office space for use in performing his duties to the Company. This amount includes $18,229 paid to Mr. Holmes for these costs for 2018. Mr. Holmes is also entitled to continue to participate in the Company’s executive car lease program, with the Company covering 50% of the cost of the lease provided thereunder, through the earlier of (x) the conclusion of his Board service and (y) the conclusion of the lease term; upon conclusion of his participation, he may purchase the vehicle at its then current fair market value. This amount includes $6,177 paid to Mr. Holmes in connection with the executive car lease program in 2018. All directors received 500,000 Wyndham Rewards Points with an approximate value of $2,555.

(i)	The value of dividends is factored into the grant date fair value of our stock awards. Accordingly, dividends paid on vesting of RSUs are not reflected in the table above.

2018 Grants of Plan-Based Awards Table

The following table summarizes grants of plan-based awards made to the named executive officers in 2018. Ms. Mandel and Mr. McLester did not participate in our long-term incentive award or annual incentive award program for 2018.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (a) ($)
		Threshold ($)	Target ($)	Maximum ($)
Mr. Brown	3/1/2018				12,109(b)			1,399,921
	6/1/2018				51,324(c)			2,499,992
	6/1/2018					294,811(d)	48.71	2,499,997
	(e)	292,020	1,168,080	1,752,120				—
Mr. Hug	3/1/2018				1,729(b)			199,890
	6/1/2018				30,794(c)			1,499,976
	6/1/2018					58,962(d)	48.71	499,998
	(e)	79,182	316,728	475,092				—
Mr. Richards	3/1/2018				1,729(b)			199,890
	6/1/2018				30,794(c)			1,499,976
	6/1/2018					58,962(d)	48.71	499,998
	(e)	97,804	346,403	547,949				—
Mr. Myers	3/1/2018				1,946(b)			224,977
	6/1/2018				30,794(c)			1,499,976
	6/1/2018					58,962(d)	48.71	499,998
	(e)	185,343	509,953	913,280				—
Mr. Savina	6/1/2018				18,476(c)			899,966
	6/1/2018					35,377(d)	48.71	299,997
	(e)	58,234	232,937	349,406				—
Mr. Holmes	3/1/2018				432(b)			49,944
	6/1/2018				3,079(f)			149,978
	(e)	—	—	—				—
Mr. Wyshner	3/1/2018				12,109(b)			1,399,921
	(e)	—	—	—				—
_______________

(a)
Represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 21 to our 2018 audited financial statements of our Annual Report on Form 10-K filed with the SEC on February 26, 2019.

(b)
Represents a grant of RSUs, which vests in full on the first anniversary of the closing date of the spin-off transaction plus thirty days (July 1, 2019), subject to the named executive officer’s continuous employment with Wyndham Destinations, Wyndham Hotels or any of their respective subsidiaries, as applicable, from the date of grant through the vesting date.

(c)	Represents a grant of RSUs, which vest ratably over a period of four years on each anniversary of June 1, 2018.

(d)	Represents a grant of non-qualified stock options, which vest ratably over a period of four years on each anniversary of June 1, 2018.

(a)
Represents potential threshold, target and maximum annual incentive compensation for 2018. Amounts actually paid for 2018 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For 2018, each named executive officer’s annual incentive award was prorated to reflect his target award opportunity and base salary rate in effect prior to the spin-off, and for the period following the spin-off, to reflect the target award opportunity and base salary rate established in each of their respective employment agreements and employment letters with the exception of Mr. Savina who commenced employment on April 30, 2018. Potential threshold, target and maximum for Mr. Myers includes amounts for annual incentive compensation and his continued participation in the sales incentive plan and for Mr. Richards includes amounts for annual incentive compensation and pre-spin participation in sales incentive plan. Mr. Holmes, Mr. Wyshner, Ms. Mandel and Mr. McLester did not participate in or receive payments under our annual incentive program for 2018 due to their separation from employment with the Company in connection with the spin-off transaction.

(e)	Represents a grant of RSUs, which vest ratably over a period of four years on each anniversary of June 1, 2018, in connection with Mr. Holmes’ service as our Non-Executive Chairman of the Board.
Under our 2006 Equity and Incentive Plan, all grants set forth in the table fully vest on a change-in-control. Dividends paid on our common stock are paid in cash only to the extent the underlying RSUs vest.

Outstanding Equity Awards at 2018 Fiscal Year-End Table

The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers as of December 31, 2018. Ms. Mandel and Mr. McLester did not hold any outstanding awards as of December 31, 2018.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)
	Exercisable	Unexercisable
Mr. Brown		294,811(b)	48.71	6/1/2024
					12,109(c)	433,987	—	—
					51,324(d)	1,839,452	—	—
Mr. Hug		58,962(b)	48.71	6/1/2024
					1,729(c)	61,967	—	—
					30,794(d)	1,103,657	—	—
Mr. Richards		58,962(b)	48.71	6/1/2024
					1,729(c)	61,967	—	—
					30,794(d)	1,103,657	—	—
Mr. Myers		58,962(b)	48.71	6/1/2024
					1,946(c)	69,745	—	—
					30,794(d)	1,103,657	—	—
Mr. Savina		35,377(b)	48.71	6/1/2024
					18,476(d)	662,180	—	—
Mr. Holmes	22,256(e)		32.28	2/27/2020			—	—
	50,539(f)		40.62	2/26/2021			—	—
	109,489(g)		31.70	5/31/2021			—	—
					432(c)	15,483	—	—
					3,079(d)	110,351	—	—
Mr. Wyshner					12,109(c)	433,987	—	—
_______________

(a)	Calculated using closing price of Wyndham Destinations common stock on the New York Stock Exchange on December 31, 2018 of $35.84.

(b)	Grant of stock options, which vest ratably over a period of four years on each anniversary of June 1, 2018.

(c)
Grant of RSUs, which vest in full on the first anniversary of the closing date of the spin-off transaction plus thirty days (July 1, 2019), subject to the named executive officer’s continuous employment with Wyndham Destinations or Wyndham Hotels or any of their respective subsidiaries, as applicable, through the vesting date. In accordance with the spin-off distribution ratio, each holder of RSUs received additional time-vesting RSUs covering shares of stock of Wyndham Hotels (WH) in respect of these Wyndham Destinations RSUs as follows: Mr. Brown received 12,109 WH RSUs valued at $549,385 ; Mr. Hug received 1,729 WH RSUs valued at $78,445; Mr. Richards received 1,729 WH RSUs valued at $78,445; Mr. Myers received 1,946 WH RSUs valued at $88,290; Mr. Holmes received 432 WH RSUs valued at $19,600; and Mr. Wyshner received 12,109 WH RSUs valued at $549,385, calculated using the closing price of Wyndham Hotels & Resorts common stock on the New York Stock Exchange on December 31, 2018 of $45.37.

(d)	Grant of RSUs, which vest ratably over a period of four years on each anniversary of June 1, 2018.

(e)
A pro-rata adjustment in connection with the spin-off was made to the exercise price of outstanding SSARs previously granted under the Plan. These SSARs were originally granted on February 27, 2014 and vested on February 27, 2018.

(f)
A pro-rata adjustment in connection with the spin-off was made to the exercise price of outstanding SSARs previously granted under the Plan. These SSARs were originally granted on February 26, 2015 and vested in 2018 on the earlier of the anniversary date of the award or May 31, 2018.

(g)
A pro-rata adjustment in connection with the spin-off was made to the exercise price of outstanding SSARs previously granted under the Plan. These SSARs were originally granted on February 25, 2016 and vested in 2018 on the earlier of the anniversary date of the award or May 31, 2018.

2018 Option Exercises and Stock Vested Table

The following table summarizes vesting of RSUs and PVRSUs held by the named executive officers in 2018. No options or SSARs were exercised by our named executive officers during 2018.

Name	Option Awards			Stock Awards (a)
	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
Mr. Brown	—	—	—	4/27/2018	10,427	1,206,925
	—	—	—	6/19/2018	13,035	628,417
	—	—	—	11/30/2018	23,465	973,094

Mr. Hug	—	—	—	2/27/2018	4,960	575,162
	—	—	—	3/1/2018	1,089	125,899
	—	—	—	6/19/2018	2,317	111,703
	—	—	—	11/30/2018	7,709	319,692

Mr. Richards	—	—	—	2/27/2018	5,132	595,107
	—	—	—	3/1/2018	1,089	125,899
	—	—	—	6/19/2018	2,317	111,703
	—	—	—	11/30/2018	12,923	535,917

Mr. Myers	—	—	—	2/27/2018	5,763	668,277
	—	—	—	3/1/2018	1,225	141,622
	—	—	—	6/19/2018	2,607	125,683
	—	—	—	11/30/2018	13,860	574,774

Mr. Holmes	—	—	—	2/27/2018	63,892	7,408,916
	—	—	—	3/1/2018	61,267	7,083,078
	—	—	—	6/19/2018	295,370	14,239,788

Mr. Wyshner	—	—	—	6/19/2018	34,226	1,650,035

Ms. Mandel	—	—	—	2/27/2018	22,938	2,659,890
	—	—	—	3/1/2018	10,892	1,259,224
	—	—	—	6/19/2018	72,369	3,488,909

Mr. McLester	—	—	—	2/27/2018	21,755	2,522,710
	—	—	—	3/1/2018	9,258	1,070,317
	—	—	—	6/19/2018	55,769	2,688,623
_______________

(a)
This table reflects the vesting of Wyndham Worldwide and Wyndham Destinations equity awards. Each named executive officer also held Wyndham Hotels RSUs and PVRSUs granted upon spin-off in accordance with the spin-off distribution ratio which vested during 2018. As disclosed above in the Compensation Discussion and Analysis under “Compensation Actions for 2018,”  upon the completion of the spin-off, unvested time-vesting RSUs covering shares of Wyndham Worldwide stock (which became Wyndham Destinations RSUs following completion of the spinoff) remained outstanding and the holders of these RSUs received an equal number of time-vesting RSUs covering shares of stock of Wyndham Hotels in accordance with the spin-off distribution ratio. For individuals who remained employees of Wyndham Destinations following completion of the spin-off, the RSUs covering shares of Wyndham Hotels fully vested following completion of the spin-off.  In addition, unvested PVRSUs covering shares of Wyndham Worldwide common stock became fully vested based on actual performance achievement determined as of the date of the spin-off and were settled equally in Wyndham Destinations common stock and Wyndham Hotels common stock in accordance with the spin-off distribution ratio. PVRSUs granted in 2016 vested at 80% and PVRSUs granted in 2017 vested at 100% based on achievement of the applicable performance goals.  Following completion of the spin-off, the Wyndham Hotels RSUs held by our named executive officers vested on 6/19/18 as follows, with a value based on the closing market price of Wyndham Hotels on that date: Mr. Brown, 23,465 WH shares valued at $1,443,098; Mr. Hug, 7,709 WH shares valued at $474,104; Mr. Richards, 12,923 WH shares valued at $794,765; Mr. Myers, 13,860 WH shares valued at $852,390; Mr. Holmes, 84,217 WH shares valued at $5,179,346; Ms. Mandel, 44,428 WH shares valued at $2,732,322; and

Mr. McLester, 34,309 WH shares valued at $2,110,004. In addition, the portion of the PVRSUs held by our named executive officers that was settled in Wyndham Hotels common stock on 6/19/18 was as follows, with a value based on the closing market price of Wyndham Hotels common stock on that date:  Mr. Brown, 13,035 WH shares valued at $801,653; Mr. Hug, 2,317 WH shares valued at $142,496; Mr. Richards, 2,317 WH shares valued at $142,496; Mr. Myers, 2,607 WH shares valued at $160,331; Mr. Holmes, 211,153 WH shares valued at $12,985,910; Ms. Mandel, 27,941 shares valued at $1,718,372; and Mr. McLester, 21,460 shares valued at $1,319,790.  The closing market price of Wyndham Hotels common stock on June 19, 2018 was $61.50.  Mr. Wyshner, who joined Wyndham Hotels following the spin-off held Wyndham Hotels RSUs which vested as follows during 2018: 8,556 WH RSUs vested on September 10, 2018 valued at $470,494 based on the closing market price of Wyndham Hotels common stock on that date of $54.99 and 25,670 WH RSUs vested on November 30, 2018 valued at $1,286,837 based on the closing market price of Wyndham Hotels common stock on that date of $50.13.

(b)
Amounts in this column reflect the number of shares vested multiplied by the closing market price per share on the vesting date of, as applicable, Wyndham Worldwide common stock through May 31, 2018, or Wyndham Destinations common stock on or after June 1, 2018 (or the next trading day if the vesting date fell on a date on which there was no trading on the New York Stock Exchange) as follows: February 27, 2018, $115.96; March 1, 2018, $115.61; April 27, 2018, $115.75; June 19, 2018, $48.21; and November 30, 2018, $41.47. Shares vested on February 27, 2018 and April 27, 2018 represent time-vesting RSUs granted in years prior to 2018. Shares vested on March 1, 2018 represent PVRSUs previously granted in 2015, which vested at 50% based on performance achievement. Shares vested on June 19, 2018 represent PVRSUs previously granted in 2016 and 2017 which vested in connection with the spin-off and, with respect to Mr. Holmes, 84,217 time-vesting RSUs previously granted. The PVRSUs granted in 2016 vested at 80% and PVRSUs granted in 2017 vested at 100% based on performance achievement. Shares vested on November 30, 2018 represent previously granted RSUs held at the time of spin-off which vested on the six-month anniversary of the completion of the spin-off.

2018 Nonqualified Deferred Compensation Table

The following table provides information regarding 2018 nonqualified deferred compensation for the named executive officers under our Officer Deferred Compensation Plan. None of our named executive officers have a balance under our Savings Restoration Plan.

Name	Executive Contributions in 2018 ($)(a)	Company Contributions in 2018 ($)(b)	Aggregate Earnings in 2018 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2018 ($)(d)
Mr. Brown	—	—	—	—	—
Mr. Hug	47,155	47,155	(88,759)	—	745,063
Mr. Richards	98,962	49,481	(69,218)	—	841,640
Mr. Myers	81,127	60,967	(66,029)	—	934,477
Mr. Savina	—	—	—	—	—
Mr. Holmes	—	—	(1,158,289)	—	12,827,359
Mr. Wyshner	15,000	15,000	533	(94,365)	—
Ms. Mandel	16,720	16,720	(25,579)	(57,129)	372,620
Mr. McLester	13,402	13,402	(19,028)	—	571,014
_______________

(a)
All amounts are included as 2018 compensation in the Summary Compensation Table above. Includes amounts applicable to 2018 annual incentive compensation and annual sales incentive compensation paid in 2019.

(b)
All amounts are reported as 2018 compensation in the All Other Compensation Table above. Includes amounts applicable to 2018 annual incentive compensation and annual sales incentive compensation paid in 2019.

(c)	Represents gains or losses in 2018 on investment of aggregate balance.

(d)
Salary, annual incentive compensation and annual sales incentive compensation deferred under the Officer Deferred Compensation Plan, as well as company contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned. As a result, this column includes amounts that have been reported as compensation in the Summary Compensation Table above and in proxy statements filed in 2006 and thereafter, for those named executive officers who have previously served as named executive officers. Mr. Wyshner’s balance in the Wyndham Destinations Officers Deferred Compensation Plan was transferred to the Wyndham Hotels & Resorts Officers Deferred Compensation Plan effective June 1, 2018.

Our Officer Deferred Compensation Plan is described above under Compensation Discussion and Analysis. The aggregate balances of the named executive officers are invested based on the executive’s investment election made at the time of enrollment. Executives may change their investment elections during the year. For 2018, we offered a choice of investment options including money market, debt, equity and lifecycle funds.

Agreements with Named Executive Officers

The following describes our employment, termination and related arrangements with our named executive officers. Additional information regarding the termination arrangements of our named executive officers can be found under Potential Payments on Termination or Change-in-Control.

Mr. Brown

Employment Agreement.   We entered into a new employment agreement with Michael Brown, our CEO, dated June 1, 2018, in connection with his assuming the CEO position in connection with the spin-off.

Mr. Brown’s agreement provides for a minimum base salary of $1 million, and an annual incentive compensation opportunity with a target amount equal to 150% of his base salary subject to meeting performance goals. For 2018, Mr. Brown’s annual incentive award was based on his target incentive opportunity and base salary in effect for the period from January 1, 2018 through May 31, 2018 under the Wyndham Worldwide annual incentive plan, and for the period from June 1, 2018 through December 31, 2018, was based on his new target award opportunity and base salary provided for in his current employment agreement. Mr. Brown is also eligible for grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our senior executive officers.

Mr. Brown’s agreement provides that if his employment during the term of employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump sum payment equal to 299% of the sum of (a) his then base salary, plus (b) an amount equal to the highest annual incentive award paid to him with respect to the three fiscal years immediately preceding such termination (but in no event exceeding his target annual incentive award, and provided that if such termination occurs before completion of three fiscal years following the effective date of the employment agreement, such annual incentive amount shall be equal to his target annual incentive opportunity). In addition, all time-based equity awards (including stock options, stock appreciation rights, and RSUs) granted on or after the effective date of the employment agreement, which would have otherwise vested within 1 year following such employment termination, will vest upon such termination, and any performance-based equity awards (excluding stock options and stock appreciation rights) granted on or after the effective date of his employment agreement will vest and be paid on a pro rata basis (to the extent that the performance goals applicable to such award are achieved), with such proration to be determined based upon the portion of the full performance period during which he was employed plus 12 months, with payment of such performance-based awards to occur at the time such awards are paid to employees generally. The foregoing provisions relating to such equity awards will not supersede or replace any provision or right of the executive relating to the acceleration of the vesting of such awards in the event of a change in control or upon his death or disability. He will also be entitled to a 2 year post termination exercise period for any outstanding vested stock appreciation rights and options (but not beyond the original expiration date). He will also be entitled to elect medical, dental and vision benefits coverage under COBRA and, if he elects such coverage, the Company will reimburse him for the costs of such continuing health coverage under COBRA until the earlier of (x) 18 months from the coverage commencement date or (y) the date he becomes eligible for health and medical benefits from a subsequent employer.

Under his employment agreement, Mr. Brown has agreed to be subject to various restrictive covenants. Mr. Brown’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Hug

Employment Agreement. We entered into a new employment agreement with Michael Hug, our CFO, dated June 1, 2018, in connection with his assuming the CFO position.

Mr. Hug’s agreement provides for minimum base salary of $550,000 and an annual incentive compensation opportunity with a target amount equal to 75% of his base salary subject to meeting performance goals. For 2018, Mr. Hug’s annual incentive award was based on his target incentive opportunity and base salary in effect for the period from January 1, 2018 through May 31, 2018 under the Wyndham Worldwide annual incentive plan, and for the period from June 1, 2018 through December 31, 2018, was based on his new target award opportunity and base salary provided for in his current employment agreement. Mr. Hug is also eligible for grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our senior executive officers.
Mr. Hug’s agreement provides that if his employment during the term of employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump sum payment equal to 200% of the sum of (a) his then base salary, plus (b) an amount equal to the highest annual incentive award paid to him with respect to the three fiscal years immediately preceding such termination (but in no event exceeding his target annual incentive award, and provided that if such termination occurs before completion of three fiscal years following the effective date of the employment agreement, such annual incentive amount shall be equal to his target annual incentive opportunity). In addition, all time-based equity awards (including stock options, stock appreciation rights, and RSUs) granted on or after the effective date of the employment agreement, which would have otherwise vested within 1 year following such employment termination, will vest upon such termination, and any performance-based equity awards (excluding stock options and stock appreciation rights) granted on or after the effective date of his employment agreement will vest and be paid on a pro rata basis (to the extent that the performance goals applicable to such award are achieved), with such proration to be determined based upon the portion of the full performance period during which he was employed plus 12 months, with payment of such performance-based awards to occur at the time such awards are paid to employees generally. The foregoing provisions relating to such equity awards will not supersede or replace any provision or right of the executive relating to the acceleration of the vesting of such awards in the event of a change in control or upon his death or disability. He will also be entitled to a 2 year post termination exercise period for any outstanding vested stock appreciation rights and options (but not beyond the original expiration date). He will also be entitled to elect medical, dental and vision benefits coverage under COBRA and, if he elects such coverage, the Company will reimburse him for the costs of such continuing health coverage under COBRA until the earlier of (x) 18 months from the coverage commencement date or (y) the date he becomes eligible for health and medical benefits from a subsequent employer.
Under his employment agreement Mr. Hug has agreed to be subject to various restrictive covenants. Mr. Hug’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Richards

Employment Letter. In May 2018, we entered into an employment letter with Mr. Richards with an effective date of June 1, 2018. Mr. Richards’ employment letter provides for a base salary of $500,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers. For 2018, Mr. Richards’ annual incentive award was based on his target incentive opportunity and base salary in effect for the period from January 1, 2018 through May 31, 2018 under the Wyndham Worldwide annual incentive plan, and for the period from June 1, 2018 through December 31, 2018 was based on his new target award opportunity and base salary provided for in his employment letter.

Mr. Richards’ employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Richards with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Richards’ then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Richards was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Richards relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.

Mr. Richards’ entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Myers

Employment Letter. In May 2018, we entered into an employment letter with Mr. Myers with an effective date of June 1, 2018. Mr. Myers’ employment letter provides for a base salary of $500,000, annual incentive compensation with a target amount equal to 50% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee, continued participation in the Sales & Marketing Leadership Incentive Plan with a target award of $250,000 from the effective date as approved by the Committee and employee benefits and perquisites generally available to our executive officers. For 2018, Mr. Myers’ annual incentive award was based on his target incentive opportunity and base salary in effect for the period from January 1, 2018 through May 31, 2018 under the Wyndham Worldwide annual incentive plan, and for the period from June 1, 2018 through December 31, 2018, was based on his new target award opportunity and base salary provided for in his employment letter.

Mr. Myers’ employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Myers with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Myers’ then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Myers was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Myers relating to the acceleration of the vesting of such awards in the event of a change in control.

Mr. Myers’ entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Savina

Employment Letter. In May 2018, we entered into an employment letter with Mr. Savina with an effective date of June 1, 2018. Mr. Savina’s employment letter provides for a base salary of $475,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of long‑term incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers. For 2018, Mr. Savina’s annual incentive award was prorated to reflect his commencement of employment on April 30, 2018.

Mr. Savina’s employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Savina with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Savina’s then-outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based long term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Savina was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Savina relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.

Mr. Savina’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Holmes

Separation and Release Agreement. Mr. Holmes’ employment agreement terminated upon completion of the spin-off, at which point, he ceased in his position as our CEO and will serve as the Non-Executive Chairman of Wyndham Destinations. In connection with his cessation of employment as our CEO, we entered into a separation and release agreement with Mr. Holmes. Pursuant to the separation and release agreement, Mr. Holmes’ resignation was treated as a without cause termination as defined in the Employment Agreement between the Company and Mr. Holmes, and he generally received the payments and benefits provided under the Employment Agreement, as follows: (i) a lump sum cash severance payment of $14,135,823, (ii) 100% accelerated vesting of all of his 84,217 outstanding RSUs granted prior to March 1, 2018 (with his RSU award granted on March 1, 2018 to remain outstanding and eligible to vest in accordance with their terms), effective upon completion of the spin-off, which vested RSUs were settled in both Wyndham Destinations common stock and Wyndham Hotels common stock, (iii) 100% accelerated vesting of all of his 98,261 outstanding stock-settled appreciation rights (SSARs) upon completion of the spin-off, with such vested SSARs to remain outstanding until the earlier of May 31, 2021 and their original expiration date, and with Mr. Holmes receiving an equal number of vested SSARs covering shares of Wyndham Hotels common stock, (iv) the Post-Employment Benefits (as defined in the Employment Agreement and as generally described in footnote (f) to the 2018 All Other Compensation Table, and (v) the option to purchase the vehicle provided to him through the Company’s executive car lease program, at his own expense. Consistent with the Employee Matters Agreement and vesting terms approved by the Wyndham Worldwide board of directors for all participants then holding outstanding unvested PVRSUs, Mr. Holmes was also entitled to vesting of 80% of 83,740 of his PVRSUs for the performance period from January 1, 2016 through December 31, 2018 and 100% of his 144,161 PVRSUs for the performance period from January 1, 2017 through December 31, 2019, effective upon completion of the spin-off, with the portion that vested determined based on the extent to which the performance goals applicable to such PVRSUs were achieved as of completion of the spin-off, which vested PVRSUs were settled in both Wyndham Destinations common stock and Wyndham Hotels common stock. The separation and release agreement subjects Mr. Holmes to customary confidentiality and non-disparagement covenants, which are in addition to the restrictive covenants provided in the Employment Agreement.

Mr. Wyshner

Employment Agreement.   In August 2017, we entered into an employment agreement with Mr. Wyshner with a term expiring in August 2020. Pursuant to the terms of the agreement, Mr. Wyshner’s employment agreement was assigned to Wyndham Hotels upon completion of the planned spin-off.

The agreement provides for a minimum base salary of $650,000, an annual incentive award with a target amount equal to 100% of his base salary, an initial grant of time-vested RSUs in 2017 with an aggregate grant date value equal to $3,500,000, annual long-term incentive compensation as determined by the Compensation Committee, employee benefits generally offered to eligible full-time employees, and perquisites generally offered to similarly situated senior executive officers.

Under the agreement, if Mr. Wyshner’s employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus an amount equal to the highest annual incentive compensation award paid to Mr. Wyshner with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed 100% of his then-current base salary, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be $650,000). In addition, if he elects to continue health plan coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a without cause or constructive discharge termination, all of Mr. Wyshner’s then-outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based long term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Wyshner was employed by the Company plus twelve months (or if less, the entire performance period). Mr. Wyshner’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company. Under his employment agreement, Mr. Wyshner has agreed to be subject to various restrictive covenants. Mr. Wyshner was not entitled to any severance payments or benefits in connection with his transition to his role as CFO of Wyndham Hotels upon completion of the spin-off.

Ms. Mandel

Separation and Release Agreement. Ms. Mandel’s employment agreement terminated upon completion of the spin-off. In connection with Ms. Mandel’s separation from employment, we entered into a separation and release agreement in May 2018. Pursuant to the terms of the separation and release agreement, Ms. Mandel received severance payments and benefits as follows: (i) a lump sum cash severance payment of $2,520,000, (ii) 100% accelerated vesting of all of her 44,428 outstanding RSUs upon completion of the spin-off, which vested RSUs were settled in both Wyndham Destinations common stock and Wyndham Hotels common stock, (iii) the option to purchase the vehicle historically provided to her through the Company’s executive car lease program at the time of separation, at her own expense, (iv) continued use of the financial services provided through AYCO Company through the 2018 tax season and (v) a pro-rata target bonus for calendar year 2018 (with the full target bonus equal to $630,000 and the proration based on the number of days of her employment with the Company in 2018), payable within 60 days of completion of the spin-off. Consistent with the Employee Matters Agreement and vesting terms approved by the Wyndham Worldwide board of directors for all participants then holding outstanding unvested PVRSUs, Ms. Mandel was also entitled to vesting of 80% of 14,654 of her PVRSUs for the performance periods from January 1, 2016 through December 31, 2018 and 100% of 16,218 of her PVRSUs for the performance period from January 1, 2017 through December 31, 2019 upon completion of the spin-off, with the portion that vested determined based on the extent to which the performance goals applicable to such PVRSUs were achieved as of completion of the spin-off, which vested PVRSUs were settled in both Wyndham Destinations common stock and Wyndham Hotels common stock. In recognition of her efforts in connection with the sale of Wyndham Vacation Rentals Europe business, Ms. Mandel was also awarded a one-time transaction bonus in the amount of $1,750,000 which was provided for in her separation and release agreement. Under her employment agreement and separation and release agreement, Ms. Mandel has agreed to be subject to various restrictive covenants.

Mr. McLester

Separation and Release Agreement. Mr. McLester’s employment letter terminated upon completion of the spin-off. In connection with Mr. McLester’s separation from employment, we entered into a separation and release agreement in January 2018, as amended in May 2018. Pursuant to the terms of the separation and release agreement, Mr. McLester received severance payments and benefits as follows: (i) a lump sum cash severance payment of $2,020,000, (ii) 100% accelerated vesting of all of his 34,309 outstanding RSUs upon completion of the spin-off, which vested RSUs were settled in both Wyndham Destinations common stock and Wyndham Hotels common stock, (iii) a payment of $65,000, representing 18 months of estimated COBRA premiums, (iv) the option to purchase the vehicle historically provided to him through the Company’s executive car lease program at the time of separation, at his own expense, (v) continued use of the financial services provided through AYCO Company through the 2018 tax season, and (vi) a pro-rata target bonus for calendar year 2018 (with the full target bonus equal to $505,000 and the proration based on the number of days of his employment with the Company in 2018), payable within 60 days of completion of the spin-off. Consistent with the Employee Matters Agreement and vesting terms approved by the Wyndham Worldwide board of directors for all participants then holding outstanding unvested PVRSUs, Mr. McLester was also entitled to vesting of 80% of 12,561 of his PVRSUs for the performance periods from January 1, 2016 through December 31, 2018 and 100% of 11,412 of his PVRSUs for the performance period from January 1, 2017 through December 31, 2019 upon completion of the spin-off, with the portion that vested determined based on the extent to which the performance goals applicable to such PVRSUs were achieved as of completion of the spin-off, which vested PVRSUs were settled in both Wyndham Destinations common stock and Wyndham Hotels common stock. In recognition of his efforts in connection with the sale of Wyndham Vacation Rentals Europe business, Mr. McLester was also awarded a one-time transaction bonus in the amount of $1,010,000 which was provided for in his separation and release agreement. Under his separation and release agreement, Mr. McLester has agreed to be subject to various restrictive covenants.

Potential Payments on Termination or Change-in-Control

The following table describes the potential payments and benefits to which the named executive officers who served during 2018 would be entitled upon termination of employment or change-in-control. The payments described in the table are based on the assumption that the termination of employment or change-in-control occurred on December 31, 2018.

Mr. Holmes, Mr. Wyshner, Ms. Mandel and Mr. McLester ceased employment with the Company effective upon completion of our spin-off transaction. For a description of the severance payments and benefits to which Mr. Holmes, Ms. Mandel and Mr. McLester became entitled in connection with each such named executive officer’s cessation of employment, see under “Agreements with Named Executive Officers - Mr. Holmes, - Ms. Mandel and - Mr. McLester” and “2018 All Other Compensation Table.” Mr. Wyshner was not entitled to any severance payments or benefits in connection with his transition to his role as CFO of Wyndham Hotels upon completion of the spin-off.

Name	Termination Event	Cash Severance ($)	Continuation of Medical Benefits ($)(a)	Acceleration of Equity Awards ($)(b)	Total Termination Payments ($)
Mr. Brown	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	2,273,439	2,273,439
	Termination without Cause or Constructive Discharge	7,475,000	36,071	893,850	8,404,921
	Qualifying Termination Following Change-in-Control	7,475,000	36,071	2,273,439	9,784,510
Mr. Hug	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	1,165,624	1,165,624
	Termination without Cause or Constructive Discharge	1,925,000	32,004	337,864	2,294,868
	Qualifying Termination Following Change-in-Control	1,925,000	32,004	1,165,624	3,122,628
Mr. Richards	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	1,165,624	1,165,624
	Termination without Cause	1,750,000	32,004	337,864	2,119,868
	Qualifying Termination Following Change-in-Control	1,750,000	32,004	1,165,624	2,947,628
Mr. Myers	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	1,083,402	1,083,402
	Termination without Cause	1,500,000	32,004	345,641	1,877,645
	Qualifying Termination Following Change-in-Control	1,500,000	32,004	1,083,402	2,615,406
Mr. Savina	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	662,180	662,180
	Termination without Cause	1,662,500	31,078	165,545	1,859,123
	Qualifying Termination Following Change-in-Control	1,662,500	31,078	662,180	2,355,758
_______________

(a)	Represents 18 months’ reimbursement for continued health plan coverage in accordance with COBRA if elected by the executive officer.

(b)
Upon a change-in-control, all grants made under our 2006 Equity and Incentive Plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved at target whether or not the executive’s employment is terminated. Equity acceleration value is calculated using the closing price of our common stock on the New York Stock Exchange on December 31, 2018 of $35.84.

Accrued Pay.    The amounts shown in the table above do not include payments and benefits, including accrued salary and annual incentive compensation, to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Deferred Compensation.    The amounts shown in the table do not include distributions of aggregate balances under the Officer Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation Table above.

Covered Terminations.    The table assumes a termination of employment that is eligible for severance or other benefits under the terms of the named executive officers’ employment agreement or employment letter and our 2006 Equity and Incentive Plan.

•
Subject to the terms of the executive’s agreement or employment letter, a termination of an executive officer is generally for cause if it is for any of the following reasons: the executive’s willful failure to substantially perform his duties as our employee (other than any such failure resulting from incapacity due to physical or mental illness); any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against us or the executive’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); the executive’s gross negligence in the performance of his duties; or the executive purposefully or negligently makes (or has been found to have made) a false certification to us pertaining to our financial statements.

•
Under the employment agreements of Mr. Brown and Mr. Hug, a constructive discharge means the occurrence of any material breach by us of the terms of the executive’s employment agreement; any material reduction in base salary or target award opportunity under our annual incentive plan; any material diminution in the executive’s authority, duties or responsibilities; a required relocation of over fifty miles; or our decision not to offer to renew his employment agreement on substantially similar terms prior to the end of the executive’s period of employment (as may be extended from time to time).

•	A without cause termination occurs if the executive’s employment is terminated other than due to death, disability or termination for cause.

Acceleration of Equity Awards.    Upon a change-in-control as defined in our 2006 Equity and Incentive Plan, grants made to all eligible employees, including the named executive officers, under the plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved at target. Under the individual agreements for awards, all awards fully vest on the death or disability of the named executive officer with performance contingent awards vesting at target. The table does not reflect a reduction in shares that would be withheld for taxes on vesting.

Under our 2006 Equity and Incentive Plan, as amended and restated, a change-in-control generally means any person or persons (other than us, any fiduciary holding securities under a company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30 percent or more of our outstanding voting shares, a merger of Wyndham Destinations or any of our subsidiaries is consummated with another company, consummation of a plan of liquidation of the Company or at least 40 percent of our assets are sold (and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity’s board); or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.

Payments Upon Change-in-Control Alone.    For our named executive officers, severance payments in connection with a change-in-control are made only if the executive suffers a covered termination of employment. The table assumes that the employment of these executives was terminated on a change-in-control as a constructive discharge, as applicable, or termination without cause. Grants made under our 2006 Equity and Incentive Plan fully vest on a change-in-control whether or not the executive’s employment is terminated. The spin-off did not constitute a change-in-control under our severance program or our 2006 Equity and Incentive Plan.

2018 Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For purposes of determining our pay ratio for 2018, the median of the annual total compensation of all employees of our company (other than our CEO) was $40,855 and the annual total compensation of our CEO was $8,946,786. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2018 was 219 to 1. This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.

In 2018, we completed the spin-off of Wyndham Hotels and the sale of our European vacation rentals business, which reduced our employee headcount significantly from that used for our 2017 pay ratio calculation. Given this impact, we have re-identified the median employee for 2018. To identify the median of the annual total compensation of all our employees, we used the following methodology:

•
We determined that, as of December 31, 2018, our employee population, including our full-time, part-time and temporary employees, consisted of approximately 24,248 individuals, with 19,999 of these individuals located in the U.S. and 4,249 located outside of the U.S. Under SEC rules which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded a total of 990[1] non-U.S. employees from this employee population. For purposes of determining our pay ratio, our designated employee population included a total of 23,258 employees, including 19,999 U.S. employees and 3,259 non-U.S. employees.

•
To identify the median employee, we compared the amount of annual base salary, overtime, cash incentive awards and bonus compensation for each employee in the designated employee population. This compensation measure was consistently applied to all such employees.

Once we identified our median employee, we combined all of the elements of such employee's compensation for 2018 in accordance with the reporting requirements used for the Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans, resulting in the annual total compensation amount reported above. With respect to the annual total compensation of our CEO, who was appointed to this position effective June 1, 2018, we used the amount reported in the Total column in the 2018 Summary Compensation Table, substituting annualized base salary and non-equity incentive plan compensation amounts to reflect these elements of compensation as if he had served as our CEO for the full year, plus the value attributable to health benefits provided under our non-discriminatory benefit plans.2

___________________________________________________________________________________________

1.
We excluded the following number of employees from each of each of the following countries: [1 from each of Italy and Russia; 2 from Turkey; 5 from Columbia; 7 from each of Argentina and Finland; 8 from each of Greece and Spain; 11 from Indonesia; 19 from Brazil; 20 from Portugal; 23 from Egypt; 35 from China; 55 from New Zealand; 86 from Thailand; 112 from South Africa; 138 from each of Ireland and Singapore; 148 from India; 166 from Philippines.

2.	As permitted by SEC rules, the amount attributable to these health benefits ($19,084) is not included in our CEO's total compensation reported above in the 2018 Summary Compensation Table.

Related Party Transactions

On May 31, 2018, Wyndham Worldwide Operations, Inc., a wholly-owned subsidiary of the Company (“WWO”), entered into an Aircraft Sublease Agreement (the “Aircraft Sublease Agreement”) with a limited liability company affiliated with Mr. Holmes (the “Holmes LLC”). Under the Aircraft Sublease Agreement, the Holmes LLC subleased an aircraft (the “Aircraft”) that was leased by WWO from the owner of the aircraft (the “Aircraft Owner”) under an Aircraft Lease (the “Aircraft Lease”). The Holmes LLC paid a total of $1,061,022 under the Sublease Agreement. In August 2018, WWO provided notice to the Aircraft Owner of its intent to exercise its option to purchase the Aircraft on the expiration date for the fair market sales value as described in the Aircraft Lease. In connection with that purchase, WWO entered into an agreement to sell the Aircraft to the Holmes LLC at a price equivalent to the purchase price. In January 2019, the transaction to purchase the Aircraft from the Aircraft Owner and sell the Aircraft to the Holmes LLC for $16,264,666 was closed.

On May 31, 2018, Wyndham Destinations entered into an Aircraft Timesharing Agreement with the Holmes LLC pursuant to which the Holmes LLC granted us the right to use the aircraft that it owns on a timesharing basis in accordance with, and subject to the reimbursement of certain operating costs and expenses as provided in, the federal aviation regulations. We paid operating costs and expenses under this timesharing agreement of $115,381 from inception through the first quarter of 2019. The Holmes LLC is solely responsible for the physical and technical operation of the aircraft, aircraft maintenance and the cost of maintaining aircraft liability insurance, as provided in the federal aviation regulations.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation (Say-on-Pay Vote). We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2018 compensation of our named executive officers.

Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.

Executive Compensation Program

Total Compensation Strategy.    As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:

•	support a high-performance environment by linking compensation with performance for the benefit of shareholders;

•	attract, motivate and retain key executives who are crucial to our long-term success;

•	provide our executives with market competitive compensation consistent with comparable companies; and

•	support a long-term focus for our executives that aligns shareholder interests.

Program Highlights.    As discussed in the Compensation Discussion and Analysis, we employ a pay-for-performance approach and seek to ensure that our executive compensation program aligns with the interest of our shareholders. In the months following the 2018 annual meeting and the results of our 2018 advisory vote on executive compensation, where our executive compensation program was approved by slightly less than 70% of the votes cast, members of management reached out to our 10 largest shareholders, representing approximately 55% of our total outstanding shares. While largely supportive of the Company’s direction and programs, shareholders voiced a preference for certain improvements to our compensation program. In response to concerns about performance-based compensation, the Compensation Committee adopted certain changes to our compensation program outlined below:

•
Approved New Performance Stock Unit (PSU) Program: In March 2019, aligned with shareholder feedback, the Committee re-introduced Performance-based Stock Unit (PSU) Awards for our named executive officers and other members of senior leadership. Each of our named executive officers was granted PSUs which will be earned based on achievement of our cumulative earnings per share (EPS) performance target measured over a three-year performance period. For PSUs granted to our CEO and our CFO, the Committee also determined to incorporate a performance metric based on average Return on Invested Capital (ROIC) measured over the three-year performance period. The three-year targets for cumulative EPS and average ROIC are set to generally align with our strategic growth plan.

•
Going Forward 2019 At-Risk Pay Mix: In March 2019, the Committee approved total target compensation for our CEO consisting of base salary (13%), target annual cash incentive award (19%) and target long-term incentive award (68%). His long-term incentive awards include 62% PSUs, 24% non-qualified stock options and 14% time-vesting RSUs. Of our CEO’s total target compensation, 87% is variable and at-risk in the form of annual cash incentive and long-term incentive awards, and 62% is contingent upon achievement of performance metrics in the form of annual cash incentive and PSUs.

•
No Merit Based Pay Increases for 2019: In February 2019, the Committee reviewed spin-off compensation packages effective June 1, 2018 and its compensation consultant’s competitive compensation analysis, and determined that there would be no merit pay adjustments to base salary for our CEO or our other named executive officers.

•
2019 Annual Incentive Program: The Committee determined to provide 2018 and 2019 annual incentive awards based on achievement of pre-established profitability-based performance metrics without any minimum guarantee, as had been the case with annual incentive awards for 2017 in light of the then-pending spin-off.

Recommendation for Approval

For the reasons discussed above and in our Compensation Discussion and Analysis, the Board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2019. The Board seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte as independent registered public accounting firm (auditor) for 2019. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the selection of our auditor but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent auditor should be selected.

Deloitte served as our auditor for 2018. No relationship exists between Deloitte and us other than the usual relationship between auditor and client. Representatives of Deloitte will be present at the annual meeting and available to respond to appropriate questions and will have the opportunity to make a statement if such representatives desire to do so.

Disclosure About Fees

The following table presents fees for professional audit services billed or incurred by Deloitte for the integrated audit of our financial statements and internal control over financial reporting for the years ended December 31, 2018 and 2017 as well as fees billed for other services rendered by Deloitte during those periods.

Type of Fees	2018	2017
Audit Fees	$9,746,741	$12,876,109
Audit-Related Fees	$3,178,785	$3,135,197
Tax Fees	$9,768,689	$6,898,631
All Other Fees	$1,249,498	$1,261,499
Total	$23,943,713	$24,171,436

In accordance with the SEC’s definitions and rules, Audit Fees represent fees billed for the integrated audit of our annual financial statements and internal control over financial reporting included in our Form 10-K for 2018 and 2017, review of interim financial statements included in our Form 10-Q for the quarters ended March 31, June 30 and September 30, 2018 and 2017 and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence services related to acquisitions and dispositions.

Tax Fees represent $9,181,995 and $6,396,248 for fiscal years 2018 and 2017 respectively, in fees billed for tax advice and tax planning, including the spin-off of the hotel business as well as due diligence related to acquisitions and dispositions, and $586,694 and $502,383 for fiscal years 2018 and 2017 respectively, in fees for tax compliance which may include the preparation of tax returns, tax refund claims and tax payment planning.

All Other Fees represent fees billed for any services not included in the first three categories, including permitted services related to dispositions and conducting operational examinations of property adherence with corporate brand standards, assessments of specific customer experience and consultation on corporate brand standards.

Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by our auditor. The Audit Committee maintains a policy regarding pre-approval of all audit and non-audit services provided by our auditor. Under the policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by our auditor. On an ongoing basis, management communicates specific projects and categories of service relating to audit, audit-related, tax and other services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the auditor.

The Audit Committee discusses with Deloitte the nature of the services being performed as well as considerations with respect to the independence of Deloitte. On a quarterly basis, management and Deloitte report to the Audit Committee regarding the actual fees incurred for all services provided by the auditor. For 2018, all of the audit, audit-related, tax and all other fees listed in the table above were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL TO APPROVE THE WYNDHAM DESTINATIONS, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN
On November 14, 2018, the Board adopted, subject to shareholder approval, the Wyndham Destinations, Inc. 2018 Employee Stock Purchase Plan (ESPP), and reserved 2,500,000 shares of our common stock for issuance thereunder. Our shareholders are being asked to approve the ESPP and the Board’s reservation of shares under the ESPP for the purpose of qualifying the plan under Section 423 of the Internal Revenue Code of 1986, as amended (Code).

Purpose of the ESPP

The purpose of the ESPP is to provide employees of the Company and its designated U.S. and non-U.S. subsidiaries with an opportunity to become shareholders of the Company through the purchase of shares of our common stock.

Summary of the ESPP

The following summary of the ESPP is qualified in all respects by the full text of the ESPP, a copy of which is included in Appendix A to this proxy statement.

Administration

The ESPP is administered by the Compensation Committee. The Compensation Committee has the authority to construe and interpret the ESPP, to prescribe, amend and rescind rules relating to the ESPP’s administration, and to take any other actions necessary or desirable for the administration of the ESPP. The Compensation Committee may also adopt rules or procedures relating to the operation and administration of the ESPP to accommodate the specific requirements of local laws and procedures, tax policies or custom, and may adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations, which may be designed to be within or outside the scope of Section 423 of the Code. The Compensation Committee may correct any defect or supply any omission, or reconcile any inconsistency or ambiguity in the ESPP. The decisions of the Compensation Committee shall be final and binding on all persons.

Eligibility

Any individual who has been an employee of the Company or its designated subsidiaries for ninety days prior to the first day of an Offering Period (as defined below) and whose customary employment is at least twenty hours per week and more than five months per calendar year shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code. Notwithstanding the foregoing, the Compensation Committee may exclude from participation in the ESPP or any Offering (i) employees who are “highly compensated employees” of the Company (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees, or (ii) employees of designated subsidiaries who are citizens or residents of a jurisdiction other than the U.S. if the participation of such employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the ESPP or the Offering to violate Section 423 of the Code. In addition, no employee will be granted an option under the ESPP if (i) immediately after the grant of the option, such employee would own capital stock of the Company and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans of the Company and its designated subsidiaries to accrue at a rate that exceeds $15,000 (or such other amount as the Compensation Committee may determine in its discretion, which amount may in no event exceed $25,000) per calendar year.

Participation in an Offering Period

The ESPP is implemented by offering periods lasting six months (Offering Period), with new Offering Periods commencing on or about January 1 and July 1 of each year (or such other time as determined by the Compensation Committee). Company common stock is purchased under the ESPP every six months on the last trading day of each Offering Period (Purchase Date), unless the participant withdraws, terminates employment or otherwise ceases to be an eligible employee during the Offering Period. The first six-month Offering Period began on January 1, 2019, with the first purchase subject to shareholder approval of the ESPP. To participate in the ESPP, each eligible employee must authorize contributions pursuant to the ESPP, which will be collected through payroll deductions. Such payroll deductions must be at least 2% and may not exceed 10% (or such other maximum percentage that the Compensation Committee may establish) of a participant’s eligible compensation and are also subject to the limitations discussed above. No interest will accrue or be payable with respect to a participant’s payroll deductions. A participant may increase or decrease his or her rate of contribution through payroll deductions once during the Offering Period, but at no time may such rate of contribution exceed 10% of a participant’s eligible compensation (or such other maximum percentage that the Compensation

Committee may establish). Each participant who has elected to participate is automatically granted an option to purchase shares of the Company’s common stock on the Purchase Date. The option is exercised at the end of each Offering Period to the extent of the contributions accumulated during such Offering Period.

Automatic Re-Enrollment

The payroll deduction rate elected by a participant for an Offering Period will remain in effect for subsequent Offering Periods unless the participant elects to change his or her payroll deductions, withdraws from the ESPP, terminates employment or otherwise ceases to be an eligible employee of the Company or a designated subsidiary.

Purchase Price; Shares Purchased

Shares of the Company’s common stock may be purchased under the ESPP at a 10% discount from the closing price of our common stock on the Purchase Date, unless otherwise determined by the Compensation Committee (but in no event may the discount be greater than 15% of the closing price of our common stock on the Purchase Date). On March 15, 2019, the closing price per share of Company common stock was $41.44. The number of whole shares of common stock a participant purchases in each Offering Period is determined by dividing the total amount of the participant’s contributions during that Offering Period by the purchase price.

Withdrawal

A participant may withdraw from the ESPP during an Offering Period by submitting an election to withdraw more than thirty days prior to the Purchase Date. In such event, the contributions credited to the individual’s account will be returned to him or her. If a participant withdraws within the thirty days prior to the Purchase Date, his or her contributions will be used to purchase shares on the Purchase Date. Thereafter, any contributions remaining in the individual’s account will be returned to him or her, and the participant’s participation in the ESPP will be automatically terminated.

Termination of Employment; Change in Employment Status

Termination of a participant’s employment for any reason, or a change in the participant’s employment status such that he or she is no longer eligible to participate, in either case more than thirty days prior to the Purchase Date, immediately cancels his or her participation in the ESPP. In such event, the contributions credited to the individual’s account will be returned to him or her or, in the case of death, to any person or persons entitled to those contributions. If the participant’s termination of employment or change in status occurs within the thirty days prior to a Purchase Date, his or her contributions shall be used to purchase shares on the Purchase Date. Thereafter, any contributions remaining in the individual’s account will be returned to him or her or, in the case of death, to any person or persons entitled to those contributions, and the participant’s participation in the ESPP will be automatically terminated.

Adjustments Upon Changes in Capitalization

In the event that a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction affects our shares of common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the ESPP, then the Compensation Committee will, in such manner as it deems equitable, adjust the number of shares that may be delivered under the ESPP, the purchase price per share and the number of shares of common stock covered by each outstanding option under the ESPP, and the numerical limits on shares available under the ESPP.

Dissolution or Liquidation

Unless otherwise determined by the Compensation Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the dissolution or liquidation.

Change in Control

In the event of a change in control, any Offering then in progress shall be shortened by setting a new Purchase Date before the date of the change in control, unless the Compensation Committee, in its sole discretion, provides for the assumption or substitution of outstanding options in a manner consistent with Section 424(a) of the Code.

Amendment and Termination of the ESPP

The Compensation Committee may, in its sole discretion, amend, suspend or terminate the ESPP at any time and for any reason, provided that shareholder approval must be obtained within twelve months for any amendment to the ESPP that would (i) increase the number of shares reserved for issuance, other than for an adjustment upon a change in capitalization, or (ii) involve any change that would be considered the adoption of a new plan under Section 423 of the Code and related regulations. If the ESPP is terminated, the Compensation Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of common stock have been purchased on the next Purchase Date (which may, in the discretion of the Compensation Committee, be accelerated). If an Offering Period is terminated, all deferrals that have not been used to purchase shares of common stock will be returned to participants (without interest, except as otherwise required by law).

Term

The ESPP became effective on November 14, 2018, subject to shareholder approval, and, unless terminated earlier, will have a term of ten years ending November 14, 2028.

New Plan Benefits

The rate of participation and number of shares that will be purchased under the ESPP are not currently determinable. As of January 1, 2019, approximately 19,100 employees were eligible to participate in the Plan.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2018, certain information related to our 2006 Equity and Incentive Plan, as amended.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	2.0 million (a)	$45.42 (b)	15.0 million (c)
Equity compensation plans not approved by security holders	None	Not applicable	Not applicable

(a)	Consists of shares issuable upon exercise of stock settled stock appreciation rights, non-qualified stock options and restricted stock units.

(b)	Consists of weighted-average exercise price of outstanding stock settled stock appreciation rights and restricted stock units.

(c)
Consists of shares available for future grants under the 2006 Equity and Incentive Plan, as amended. The ESPP was adopted by our Board in November 2018, subject to shareholder approval at our 2019 annual meeting, and the first offering period under the ESPP commenced on January 1, 2019. Not included in this column are 2,500,000 shares reserved for issuance under our ESPP.

U.S. Federal Income Tax Consequences

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code.

Payroll deductions under the ESPP are made on an after-tax basis. Accordingly, required Federal, state and city income, social security and unemployment withholding amounts are withheld from a participant’s other compensation that is not contributed under the ESPP. There is also no taxable income to a participant at the time that the participant withdraws or transfers shares from his or her share account, and the Company will not withhold any income, social security or unemployment taxes from the amount of the withdrawals or transfer.

No income will be taxable to a participant under the applicable Code provisions until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or disposed of more than two years from the first day of the applicable Offering Period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) the excess of the fair market value of the shares as of the date of purchase over the purchase price of the shares. Any additional gain will be treated as long-term capital gain.

If the shares held for the periods described above are sold and the sale price is less than the purchase price, the participant recognizes no ordinary income and has a long-term capital loss equal to the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, referred to as a disqualifying disposition, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the Purchase Date over the purchase price, and the Company will be entitled to a tax deduction in the amount of such income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period and will not result in any deduction by the Company. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a disqualifying disposition.

The foregoing discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the ESPP. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. Furthermore, tax laws may change, and actual tax consequences will depend on individual circumstances as well as state and local tax laws.

Board Recommendation
The Board recommends that shareholders vote to approve the ESPP. In the event that our shareholders do not approve this proposal, the ESPP will not become effective; any accumulated payroll deductions will be refunded and no shares of our common stock may be issued under the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE WYNDHAM DESTINATIONS, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN

SHAREHOLDER PROPOSAL

The following shareholder proposal will be voted on at the 2019 annual meeting only if properly presented by or on behalf of one of the shareholder proponents. This proposal was presented to our shareholders for a vote at our 2018, 2017 and 2016 annual meetings and a majority of shareholders present voted AGAINST this proposal on each occasion.

The Board of Directors has recommended a vote AGAINST the proposal for the reasons set forth below the proposal.

Shareholder Proposal Concerning Political Contributions Disclosure

We have been advised that one of our shareholders intends to present a proposal at the 2019 annual meeting. The shareholder proposal and supporting statement, for which the Board of Directors accepts no responsibility, are set forth below.

We will furnish the name, address and stock ownership of the proponent to shareholders promptly upon receiving an oral or written request to our Corporate Secretary. For the reasons set forth in its Statement in Opposition immediately following this shareholder proposal, our Board of Directors does not support this proposal and urges you to vote AGAINST this proposal.

“Resolved, that the shareholders of Wyndham Destinations (“Wyndham” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Wyndham, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the Company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show Wyndham has contributed at least $120,000 in corporate funds since the 2010 election cycle (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).

However, relying on publicly available data does not provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax exempt organizations, which may be used for electoral purposes. A growing number of companies have adopted disclosure and oversight of their political spending. This would bring our Company in line with a growing number of leading companies, including Host Hotels & Resorts, Inc., General Mills, Inc., and McDonald’s Corporation, which present this information on their websites.

The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

Board of Directors’ Statement in Opposition to Shareholder Proposal

The Board carefully considered this proposal for the fourth year and again concluded that its adoption is unnecessary and would not be in the best interests of our shareholders for the reasons outlined below. At each of our last three annual meetings, a majority of our shareholders present voted AGAINST this proposal.

Importance of Participation in the Political Process.    Public policy issues have the potential to impact our business, our employees and the communities in which we operate. Therefore, we believe that in certain cases it may be appropriate and in our best interest to participate in the political process to both protect and promote our business, our employees and these communities. In evaluating our best interests, we support candidates based on alignment of the political contribution with our Business Principles; the merits of the organization, campaign and/or candidate; the value of the contribution; the good standing, quality and effectiveness of, and appropriateness of our level of involvement with, the organization, campaign, and/or candidate; and the advice of legal counsel, compliance personnel and members of management. Contribution decisions are not based on the personal preferences of management or our Directors.

Our Political Contribution Policy.    We maintain a political contribution policy (Policy), which is available at the Investors page of our website under the heading Corporate Governance at www.wyndhamdestinations.com. Our Policy summarizes our philosophy regarding corporate political contributions and other campaign expenditures, as well as the compliance process currently in place to ensure that our political activities are lawful, properly disclosed and undertaken responsibly. Our Policy also provides a framework for internal oversight of our political activity whereby our Board annually reviews our political activity, including all political contributions made with corporate funds, our policy on political expenditures, payments to trade associations and similar tax-exempt organizations and the appropriate level of political engagement for the ensuing year. This information is reported to the Board on an annual basis. Political contributions made by us are also reviewed and approved by our Senior Vice President of Government Relations.

Our Political Contributions and Related Government Regulatory and Disclosure Requirements.    Because political contributions of all types are subject to extensive regulatory and public disclosure requirements, a comprehensive system of reporting and accountability for our political contributions already exists and public information is available to alleviate the concerns cited in this proposal. We are fully committed to complying with all applicable campaign finance laws and adhering to the highest standards of ethics in engaging in political activities.

Federal law currently prohibits corporations like Wyndham Destinations from contributing to candidates for federal office, national party committees, federal accounts of state parties and most types of political action committees (PACs). Accordingly, we do not make such contributions. We also do not make any independent expenditures or pay for any electioneering communication, unless such contribution or expenditure is in our best interest.

State and local political contribution rules vary widely and need to be examined on a case-by-case basis when considering making a corporate or PAC donation to any state or local candidate, party committee, ballot initiative committee or other type of state or local political committee. In accordance with applicable state laws, any such contribution is required to be disclosed either by the recipient or by the donor. Accordingly, our state and local contributions are publicly available.

We also provide an opportunity for our employees to participate in the political process by joining the Wyndham Destinations, Inc. PAC (Wyndham-PAC). The Wyndham-PAC allows employees to pool their financial resources to support federal, state and local candidates, political party campaigns and PACs. The political contributions made by the Wyndham-PAC are funded entirely by the voluntary contributions of our employees and no corporate funds are used. Members of our senior management decide which candidates, campaigns and committees the Wyndham-PAC will support based on a nonpartisan effort to promote and protect the interests of our business, shareholders and employees. Federal law subjects the activities of the Wyndham-PAC to detailed registration and comprehensive disclosure requirements, which include filing reports with the Federal Election Commission. These reports are publicly available at www.fec.gov and include an itemization of the Wyndham-PAC’s receipts and disbursements including any federal, state or local political contributions.

Trade Associations.    We participate in certain industry trade and similar organizations with purposes that include, but are not limited to, enhancement of the public image of the hospitality industry, education about that industry and issues which affect it and industry best practices and standards. We exercise no control over these organizations, which on some occasions may choose to exercise their right to engage in political activity. The vast majority of the organizations of which we are a member have no history of making political expenditures. In addition, because we are merely a single member of these organizations, most of which have many members, disclosure of our contributions to such organizations would be of little value. Our engagement with any particular association does not mean we agree with all policy positions of that association. We review these memberships annually to assess their business value and alignment with our business objectives and we will not support any trade association that spends significant resources working against our positions on public policy or our direct business interests.

Competitive Disadvantage.    We also believe that the disclosure requested in this proposal could place us at a competitive disadvantage by revealing our long-term strategies and priorities. Because parties with interests adverse to Wyndham Destinations also participate in the political process, any unilateral disclosure above what is required by law and equally applicable to all parties engaged in public debate, could benefit those parties while harming our interests. We believe that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than us alone, as the shareholder requests.

After careful consideration, our Board concluded that the adoption of this proposal is unnecessary and would not be in the best interests of our shareholders for the reasons stated above. If adopted, we believe that the proposal would cause us to incur undue cost, administrative burden and competitive harm without commensurate benefit to our shareholders. Accordingly, we recommend that you vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE AGAINST
THE ADOPTION OF THE SHAREHOLDER PROPOSAL

Table of Contents Appendix A

Wyndham Destinations, Inc.
2018 Employee Stock Purchase Plan
1. Purpose. The Wyndham Destinations, Inc. 2018 Employee Stock Purchase Plan is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to become shareholders of the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and the Plan shall be interpreted in a manner that is consistent with that intent.
2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
“Board” means the Board of Directors of the Company, as constituted from time to time.
“Change in Control” has the same meaning set forth in the Company’s 2006 Equity and Incentive Plan, as may be hereafter amended from time to time.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board.
“Common Stock” means shares of the common stock, par value $.01 per share, of the Company.
“Company” means Wyndham Destinations, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
“Compensation” means, unless otherwise determined by the Committee, all of each Eligible Employee’s regular or base salary or wages (including overtime and commissions) paid to such Eligible Employee by the Company or a Subsidiary. Unless otherwise determined by the Committee, Compensation shall not include annual bonus payments, certain incentive payments, stock option payments or other income in connection with equity-based awards, severance pay, allowances or reimbursements such as car allowances, relocation expenses or any other forms of compensation other than base salary or wages. Compensation shall include only that compensation which is actually paid to the Eligible Employee during the calendar year. Notwithstanding the foregoing, Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Eligible Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b) or 451. The Committee will have discretion to determine the application of this definition under the Plan or any sub-plan outside of the United States.
“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.
“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 20.10 hereof. Notwithstanding the foregoing, an Offering Period can commence after Board approval but prior to shareholder approval; provided that options granted under such Offering Period will be contingent upon receipt of shareholder approval, and if shareholder approval is not obtained, all accumulated payroll deductions will be promptly refunded and no shares of Common Stock may be issued under the Plan.
“Employee” means any person who renders services to the Company or a Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship in the United States shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
“Eligible Employee” means, consistent with the requirements of Section 423 of the Code, an Employee of the Company or a Participating Subsidiary, excluding any Employee (i) who is employed for less than ninety (90) days (or such other period of time as the Committee may determine in is discretion, which in no event may exceed two (2) years) prior to commencement of the Offering Period, (ii) whose customary employment is less than twenty (20) hours per week, or (iii) whose customary employment is for not more than five (5) months per calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.
“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

Table of Contents Appendix A

“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
“Fair Market Value” means, as of any date, including for purposes of this Plan any Purchase Date, unless otherwise determined by the Committee or required by applicable law, the closing price of Common Stock as reported on Bloomberg. Notwithstanding the foregoing, if at the Purchase Date or any other applicable date, the Common Stock is not then listed on a national securities exchange, “Fair Market Value” shall mean, (i) if the shares of Common Stock are then traded in an over-the-counter market, the average of the bid and ask price for shares of Common Stock in such over-the-counter market on such date, and (ii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, or the value of such shares is not otherwise determinable, such value as determined by the Committee in its sole discretion.
“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.
“Offering or Offering Period” means a period of six months beginning each January 1st and July 1st of each year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.
“Officer” means an “officer” of the Company as such term is defined in Rule 16a-1(f) under the Exchange Act.
“Participant” means an Eligible Employee who is actively participating in the Plan.
“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.
“Plan” means the Wyndham Destinations, Inc. 2018 Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.
“Purchase Date” means the last Trading Day of each Offering Period.
“Purchase Price” means, unless otherwise provided by the Committee, an amount equal to ninety (90%) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that, the Purchase Price per share of Common Stock will in no event be less than 85% of the closing price of the Common Stock on the Purchase Date.
“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
“Trading Day” means any day on which the stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.
3. Administration.
3.1 Authority. The Plan shall be administered by the Committee, which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, (a) determining when and how rights to purchase Common Stock will be granted and the terms of each Offering (which need not be identical); (b) designating from time to time which Subsidiaries will be Participating Subsidiaries, which designation may be made without the approval of the Company’s shareholders, and adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code; and (c) making all determinations it deems advisable for the administration of the Plan or any sub-plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.
3.2 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, one or more of the Company’s officers or management team, or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of this Plan, reference to the “Committee” will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3.2.

Table of Contents Appendix A

3.3 Indemnification. The Company agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) to whom the Committee has delegated its authority under the Plan pursuant to Section 3.2 (including any such individual who formerly served as such a delegee) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.
4. Eligibility.
4.1 General. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of an Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.
4.2 Limits on Participation. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if:
(a) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, or
(b) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $15,000 (or such other amount as the Committee may determine in its discretion, which amount may in no event exceed $25,000) of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.
5. Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about January 1st and July 1st of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.
6. Participation.
6.1 Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form and submitting it to the Company, in accordance with the enrollment procedures and deadlines established by the Committee. Such Enrollment Form may be an electronic document completed by the Eligible Employee or generated by the Eligible Employee via participation in an interactive voice response system. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least two percent (2%), but not more than ten percent (10%) (only in whole percentages) of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time in its discretion before an Offering Period begins). A Participant may not make any additional contributions to his or her plan notional account. Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account.
6.2 Election Changes. During an Offering Period, a Participant may elect to decrease or increase his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions, which Enrollment Form must be submitted at least thirty (30) days prior to the Purchase Date. Any such election to increase or decrease payroll deductions will be effective as soon as reasonably practicable after the Company’s receipt of the new Enrollment Form. A Participant may decrease or increase his or her rate of payroll deductions for any future Offering Period by submitting a new Enrollment Form authorizing the new rate of payroll deductions during the enrollment period established pursuant to Section 6.1 for that Offering Period.
6.3 Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 10, or (c) terminates employment or otherwise ceases to be an Eligible Employee in accordance with Section 11.
6.4 Automatic Decrease. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4 above, a Participant’s payroll deductions will be decreased to zero percent (0%). Payroll deductions will recommence at the rate provided in such Participant’s Enrollment Form when permitted under Section 423(b)(8) of the Code and Section 4 unless the Participant sooner withdraws from the Plan in accordance with Section 10 or terminates employment or otherwise ceases to be an Eligible Employee in accordance with Section 11.

Table of Contents Appendix A

7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price, subject to the terms and conditions of this Plan.
8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period, subject to the terms and conditions of this Plan. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased under the Plan unless otherwise provided by the Committee. Any cash in lieu of fractional shares remaining after the purchase of whole shares upon exercise of the option will be credited to a Participant’s notional account and carried forward and applied toward the purchase of whole shares for the next following Offering Period, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment or cessation as an Eligible Employee in accordance with Section 11. Shares issued pursuant to the Plan may be evidenced in such manner as the Committee may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
9. Transfer of Shares. The Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option as soon as reasonably practicable. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.
10. Withdrawal.
10.1 Withdrawal Procedure. A Participant may withdraw from an Offering by submitting a revised Enrollment Form indicating his or her election to withdraw more than thirty (30) days prior to the Purchase Date. All (but not less than all) of the accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant as soon as administratively practicable following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw, and the Participant’s option shall be automatically terminated. If a Participant submits a revised Enrollment Form indicating his or her election to withdraw within the thirty (30) day period prior to the Purchase Date, the accumulated payroll deductions shall be used to purchase shares on such Purchase Date, the Participant’s participation in the Plan shall thereafter be automatically terminated, and any payroll deductions remaining in the Participant’s notional account shall be returned to the Participant as soon as administratively practicable following such Purchase Date. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.
10.2 Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws subject to eligibility and compliance with Section 6.1 and other requirements set forth in this Plan and established by the Committee.
11. Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs more than thirty (30) days prior to the Purchase Date, the Participant will be deemed to have withdrawn from the Plan, the Participant’s option shall be automatically terminated, and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to any person(s) entitled to such amounts under Section 17, as soon as administratively practicable following such termination or change in status. If the Participant’s termination of employment or change in status occurs within the thirty (30) days prior to a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on such Purchase Date, the Participant’s participation in the Plan shall thereafter be automatically terminated, and any payroll deductions remaining in the Participant’s notional account shall be returned to the Participant, or in the case of the Participant’s death, to any person(s) entitled to such amounts under Section 17, as soon as administratively practicable following such Purchase Date.
12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.
13. Shares Reserved for Plan.
13.1 Number of Shares. A total of 2,500,000 shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.
13.2 Over-subscribed Offerings. The number of shares of Common Stock that a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all

Table of Contents Appendix A

other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make an allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.
14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.
15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions.
16. Statements. Participants will be provided with statements at least annually and shall have electronic access to account information, including the Participant’s payroll deduction amounts under the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.
17. Designation of Beneficiary. A Participant may file, on a form supplied by the Committee, a written designation of beneficiary who, in the event of such Participant’s death, is to receive, as applicable (i) any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan and (ii) in the event of the Participant’s death more than thirty (30) days prior to the Purchase Date of an Offering Period, any cash withheld through payroll deductions and credited to the Participant’s notional account.
18. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.
18.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.
18.2 Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the dissolution or liquidation. The Committee shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant’s option has been changed to the new Purchase Date and that the Participant’s option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 10.
18.3 Change in Control. In the event of a Change in Control, any Offering then in progress shall be shortened by setting a new Purchase Date specified before the date of the Change in Control, unless the Committee shall, in its sole discretion, provide for the assumption or substitution of outstanding options in a manner complying with Section 424(a) of the Code. The Committee shall notify each Participant in writing, prior to any new Purchase Date, that the Purchase Date for the Participant’s option has been changed to the new Purchase Date and that the Participant’s option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 10.
19. Accommodation of Local Laws; Foreign Employees.
(a) The Committee may adopt rules or procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures, tax policies or custom.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding, among other items, the handling of payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and other matters that vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Code Section 423(b), including but not limited to the requirement that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan.  The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which may be designed to be within or outside the scope of Code Section 423.  Such rules or sub-plans may take

Table of Contents Appendix A

precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such rules or sub-plan, the provisions of the Plan shall govern.
(b) An Eligible Employee who works for a Participating Subsidiary and is a citizen or resident of a jurisdiction other than the U.S. (without regard to whether such individual also is a citizen or resident of the U.S. or is a “resident alien” within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.
20. General Provisions.
20.1 Equal Rights and Privileges. In accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.
20.2 No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
20.3 Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided in Section 9 above.
20.4 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
20.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
20.6 Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.
20.7 Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 20.8, shall have a term of ten (10) years.
20.8 Amendment or Termination.
(a) The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.
(b) An amendment to the Plan must be approved by stockholders within twelve (12) months of being adopted by the Board if such amendment would increase the number of shares reserved for issuance under Section 13.1 above (other than any increase under Section 18.1) or if the amendment involves any change that would be considered the adoption of a new plan under Section 423 of the Code and Treas. Reg. Sect. 1.423-2(c)(4).
20.9 Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.
20.10 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.
20.11 Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.
20.12 Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.
20.13 Tax Qualification. Although the Company may endeavor to (a) qualify an option for specific tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (b) avoid adverse tax treatment, the Company makes no representation

Table of Contents Appendix A

to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything contrary in the Plan.
20.14 Notification Upon Sale of Shares. Each Participant who is a U.S. taxpayer agrees, by enrolling in the Plan, to give the Company prompt notice of any disposition of shares of Common Stock purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased.
20.15 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
20.16 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.
20.17 Data Privacy. By participating in the Plan, each Participant agrees to the collection, processing, use and transfer of personal information by the Participating Subsidiary that employs the Participant, the Company and its designees in order to administer the Plan.
20.18 Insider Trading. All transfers or other dispositions of Common Stock and elections under the Plan shall be executed by Participants in accordance with the Company’s insider trading policy.

Table of Contents Appendix B

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time we make the statements. Forward-looking statements are any statements other than statements of historical fact including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases forward-looking statements can be identified by the use of words such as “may,” “expects,” “should,” “believes,” “plans,” “anticipates,” “proposed,” “planned,” “estimates,” “predicts,” “potential,” “continue” or other words of similar meaning. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Factors that might cause such a difference include, but are not limited to, general economic conditions, the performance of the financial and credit markets, the economic environment for the timeshare industry, the impact of war, terrorist activity or political strife, operating risks associated with the vacation ownership and vacation exchange and rentals businesses, uncertainties related to our ability to realize the anticipated benefits of the spin-off of Wyndham Hotels & Resorts, Inc. (spin-off) or the divestiture of our European vacation rentals business, unanticipated developments related to the impact of the spin-off, the divestiture of our European vacation rentals business and related transactions on our relationships with our customers, suppliers, employees and others with whom we have relationships, unanticipated developments resulting from possible disruption to our operations resulting from the spin-off and the divestiture of our European vacation rentals business, the timing and amount of future dividends and share repurchases and those as well as those risks described in our Annual Report on Form 10-K, filed with the SEC on February 26, 2019. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. We undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

B-1

Table of ContentsAppendix C

Non-GAAP Measure: Reconciliation of Further Adjusted EBITDA and Further Adjusted Diluted EPS

	Twelve Months Ended December 31,
	2018	EPS	2017	EPS
Net Income attributable to Wyndham Destinations shareholders	$672	$6.77	$854	$8.24
Income on disposal of discontinued operations, net of income taxes	456		—
Income (loss) from discontinued operations, net of income taxes	(50)		209
Net income attributable to noncontrolling interest	—		(1)
Income from continuing operations	$266	$2.68	$646	$6.22
Restructuring costs	16		14
Separation-related	223		26
Long-term incentive awards	—		6
Legacy items	1		(6)
Amortization of acquired intangibles (a)	12		11
Debt modification costs in interest expense (b)	3		—
Impairments	(4)		205
Acquisition-related deal costs	—		(13)
Value-added tax refund	(16)		—
Income taxes (c)	(36)		(525)
Adjusted net income from continuing operations	$466	$4.69	$365	$3.52
Income taxes on adjusted net income	166		197
Stock-based compensation expense (d)	23		47
Depreciation (a)	126		125
Interest expense (b)	167		155
Interest income	(5)		(6)
Adjusted EBITDA	$942		$882
Separation adjustments (e)	(10)		(25)
Corporate and other costs (f)	25		57
Further adjusted EBITDA	$957		$914
Depreciation (a) (g)	(121)		(110)
Interest expense (h)	(164)		(166)
Interest income	5		6
Stock-based compensation (d)	(18)		(35)
Further adjusted taxes (i)	(179)		(164)

Further adjusted net income from continuing operations	$480	$4.84	$444	$4.29

Diluted Shares Outstanding	99.2		103.7

Amounts may not add due to rounding. The table above reconciles certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors’ understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income from continuing operations and adjusted diluted EPS from continuing operations to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

The Company is also presenting non-GAAP results on a further adjusted basis as if the spin-off of its hotel business and the sale of its European vacation rentals business had occurred for all periods presented. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)    Amortization of acquisition-related assets is excluded from adjusted net income from continuing operations, adjusted

C-1

Table of ContentsAppendix C

EBITDA, further adjusted EBITDA and further adjusted net income from continuing operations.
(b)    Debt modification costs in interest expense are excluded from adjusted net income from continuing operations, adjusted
EBITDA, further adjusted EBITDA and further adjusted net income from continuing operations.
(c)     In the twelve months ended December 31, 2018, amounts represent the tax effect of the adjustments partially offset by
$27 million of non-cash state tax expense incurred by the Company in connection with the separation of the hotel business and $13 million of primarily non-cash tax expense from certain internal restructurings associated with the sale of its European vacation rentals business. In the twelve months ended December 31, 2017 amounts represent the tax effect of the adjustments and an estimated one-time non-cash tax benefit of $407 million resulting from the enactment of the Tax Cuts and Jobs Act.
(d)     Stock-based compensation is excluded from further adjusted EBITDA but included as a reduction to further adjusted net income from continuing operations.
(e)     Includes incremental license fees paid to Wyndham Hotels & Resorts and other changes being effected in conjunction with the spin-off.
(f)    Corporate and other costs reflect the Company’s position as if the spin-off of its hotel business and the sale of its
European vacation rentals business had occurred for all reported periods.
(g)    Includes depreciation related to retained Wyndham Destinations’ corporate assets.
(h)    Interest expense was calculated based on $2.9 billion of outstanding debt, excluding non-recourse vacation ownership debt, and a non-investment-grade rating, resulting in higher interest rates for select tranches of notes.
(i)    For comparative purposes this assumes a stabilized effective tax rate of 27% in all quarters prior to the spin-off, which occurred in the second quarter of 2018. The rate used for 2017 reflects the benefit of the tax rate reduction resulting from the U.S. Tax Cuts and Jobs Act.

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Table of ContentsAppendix D

Non-GAAP Measure: Reconciliation of Gross VOI Sales

	Twelve Months Ended December 31,
	2018	2017
Gross VOI sales	$2,271	$2,138
Less: Sales under fee-for-service	(46)	(34)
Gross VOI sales, net of fee-for-service sales	2,225	2,104
Less: Loan loss provision	(456)	(420)
Net VOI sales	$1,769	$1,684

D-1

WYNDHAM •DESTINATIONS

WYNDHAM DESTINATIONS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717-0718

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 15, 2019 for shares held directly and by 11:59 p.m. ET on May 13, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 15, 2019 for shares held directly and by 11:59 p.m. ET on May 13, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E61376-P19025

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WYNDHAM DESTINATIONS, INC.

The Board of Directors recommends you vote FOR the election of each of the Director nominees:

1. **Nominees:**

	For All	Withhold All	For All Except
01) Louise F. Brady 02) Michael D. Brown 03) James E. Buckman 04) George Herrera 05) Stephen P. Holmes 06) Denny Marie Post 07) Ronald L. Rickles 08) Michael H. Wargotz	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To vote on a non-binding, advisory resolution to approve our executive compensation.	☐	☐	☐
3. To vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2019.	☐	☐	☐
4. To vote on a proposal to approve the Wyndham Destinations, Inc. 2018 Employee Stock Purchase Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5. To vote on a shareholder proposal regarding political contributions disclosure if properly presented at the meeting.	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

E61377-P19025

WYNDHAM DESTINATIONS, INC.
Annual Meeting of Shareholders
May 16, 2019 11:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael D. Brown and James Savina, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Wyndham Destinations, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Wyndham Destinations, Inc. to be held May 16, 2019, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Wyndham Destinations, Inc. Employee Savings Plan Voting Instructions:
When casting your vote, you are directing the trustees of the Wyndham Destinations, Inc. Employee Savings Plan (the "Plan") to vote the Wyndham Destinations, Inc. shares credited to the account under the Plan as of the Record Date of March 22, 2019, in accordance with your instructions and in accordance with the judgment of the trustees upon such other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, you are also affecting the way the trustees will vote shares held in the Plan as of the Record Date of March 22, 2019 that have not been voted by other participants. The trustees will vote these shares in the same proportion as those shares for which timely voting instructions are received.

This proxy will be voted as directed by signature on the reverse side, or if no direction is indicated, will be voted in accordance with the recommendation of the Board of Directors specified on the reverse side.

Continued and to be signed on reverse side